Exhibit 2.1

SHARE Sale Deed

Virtus Digital Marketing Pty Ltd

ACN 158 692 356

Each of the Sellers listed in Column 1 of Schedule 1

CXAI Australia Pty Ltd

ACN 698 296 043

Founder Guarantors

CXApp Inc.

contents

1.	definitions and interpretation		2
	1.1	Definitions	2
	1.2	Interpretation	18
	1.3	Payments	20
	1.4	Basis of liability of the Sellers	20
	1.5	Knowledge and awareness	20
	1.6	Sellers’ Representative	20
2.	Purchase of Sale Shares		21
	2.1	Sale and purchase of Sale Shares	21
	2.2	Transfer of rights	21
	2.3	Title and Risk	21
	2.4	Waiver of pre-emptive rights	21
	2.5	All of the Sale Shares	21
3.	Purchase Price		21
	3.1	Consideration	21
	3.2	Payment of Purchase Price	22
	3.3	Allocation of the Purchase Price	22
	3.4	Adjustments to Purchase Price	23
	3.5	Payment of Adjustment Amount	23
	3.6	Adjustments for certain payments	24
	3.7	Buyer’s right to withhold and set-off	24
4.	Completion		24
	4.1	Date, time and place	24
	4.2	Actions by the Sellers	25
	4.3	Actions by the Buyer	25
	4.4	Company Board Meeting	25
	4.5	Interdependence of obligations	26
5.	Post-Completion Obligations		26
	5.1	ASIC Notifications after Completion	26
	5.2	Wrong pockets	26
	5.3	Transfer of domain names	27
	5.4	Register of members	27
	5.5	Power of attorney	27
6.	Completion Accounts		28
	6.1	Preparation and delivery of Completion Accounts	28
	6.2	Assistance from the Sellers	28
	6.3	Response to Draft Completion Accounts	28
	6.4	Resolution of disputes and finalisation of Completion Accounts	29
	6.5	Determination by the Expert	29
	6.6	Completion Accounts to state Actual Working Capital, Actual Cash and Actual Debt	30
7.	Sellers’ warranties		30
	7.1	Title & Capacity Warranties	30
	7.2	Business Warranties	30
	7.3	Separate warranties	30
	7.4	Inducement	30
	7.5	General Indemnity	30
8.	Tax indemnity		31
	8.1	Tax Indemnity	31
	8.2	Notice of Tax Assessments	31
	8.3	Sellers not liable	31
	8.4	Claim refund	32
9.	SPECIFIC INDEMNITIES		32
	9.1	Specific indemnities	32

i

10.	Limitation of liability		33
	10.1	Strict Liability – Title & Capacity Warranties	33
	10.2	Disclosure	33
	10.3	Acknowledgments	33
	10.4	Maximum Liability	34
	10.5	Financial Limits on Claims	34
	10.6	Time Limits	34
	10.7	Notice of potential Claim	35
	10.8	Other Limitations	35
	10.9	Exclusions	36
	10.10	No double recovery	36
	10.11	Tax benefit	36
	10.12	Gross up for Tax	36
	10.13	Recovery	37
	10.14	Independent limitations	37
11.	Buyer’s warranties		37
12.	Escrow		37
	12.1	Escrow arrangement	37
	12.2	Payments from Escrow Account	38
	12.3	Entitlement to First Escrow Amount	38
	12.4	Entitlement to Second Escrow Amount	39
	12.5	Purchase Price Reduction	39
	12.6	Buyer’s rights not limited	39
13.	Post-completion obligations		40
	13.1	Tax Returns	40
		(Independent Tax Reviewer); and	41
	13.2	Audit	42
14.	Termination		42
	14.1	Termination by Buyer	42
	14.2	Termination by Sellers’ Representative	42
	14.3	Effect of Termination	43
	14.4	Rights not limited	43
	14.5	Survival	43
	14.6	Return of Confidential Information	43
15.	Confidentiality		43
	15.1	Confidentiality obligation	43
	15.2	Permitted disclosures	43
	15.3	Disclosure to other persons	44
	15.4	Announcement	44
16.	Restraint		44
	16.1	Non-compete	44
	16.2	Application of clause 16.1 to Restricted Affiliates	45
	16.3	Exception to non-compete	45
	16.4	Non-solicitation	45
	16.5	Application of clause 16.4 to Restricted Affiliates	45
	16.6	Exceptions to non-solicitation	45
	16.7	Restraints cumulative	45
	16.8	Acknowledgments	46
17.	Parent company guarantee		46
	17.1	Guarantee and indemnity	46
18.	Guarantee		46
	18.1	Consideration	46
	18.2	Guarantee and indemnity	46
	18.3	Non-payment or non-performance	47
	18.4	Demands	47
	18.5	Immediate recourse	47
	18.6	Continuing obligations	47
	18.7	Extent of guarantee and indemnity	48
	18.8	Principal and independent obligation	48
	18.9	Deferral of certain rights	49
	18.10	Prove in liquidation	49
	18.11	Enforcement against Guarantor	49

19.	GST		49
	19.1	Definitions	49
	19.2	Financial Supply	50
	19.3	Consideration is exclusive of GST	50
	19.4	Recipient to pay an additional amount	50
	19.5	Timing of GST payment	50
	19.6	Tax invoice	50
	19.7	Reimbursement	50
	19.8	Adjustment events	50
20.	Notices		50
	20.1	Service of notices	50
	20.2	Effective on receipt	51
	20.3	Process service	51
21.	Dispute resolution before commencement of proceedingS		51
22.	Miscellaneous		52
	22.1	Amendments	52
	22.2	Approvals, consents and exercise of rights	52
	22.3	Assignment	52
	22.4	Costs	52
	22.5	Duty	52
	22.6	Not used	52
	22.7	Further action	52
	22.8	No merger	53
	22.9	Severability	53
	22.10	Survival	53
	22.11	Waiver	53
	22.12	Relationship	53
	22.13	Remedies cumulative	53
	22.14	Governing law	53
	22.15	Counterparts	53
	22.16	Formation of Contract by Electronic Communications	53
	22.17	Limitation of liability of trustee	54
Schedule 1
	PART A - Sellers and Sale Share
Schedule 2
	Details of the Company
Schedule 3
	Completion Deliverables
Schedule 4
	Total Earn Out Consideration
Schedule 5
	Accounting Principles for the Completion Accounts
Schedule 6
	Sellers’ Warranties
Schedule 7
	Buyer’s Warranties
Schedule 8
	Officers to resign and to be appointed
Schedule 9
	Intellectual Property
Schedule 10
	Permitted Encumbrances

Execution
Annexure A
Promissory Note
Executed as a deed poll
Annexure B
Deed of Repayment and Release
2.1	Payment
2.2	Discharge of obligations
2.3	Termination
3.1	Confirmation
3.2	Release
3.3	Indemnity
3.4	Enforcement by third parties
Annexure C
Accounts (for net revenue calculation)
Annexure D
Data Room Index
[inserted over page]

Share SALE DEED

DATE June 3, 2026

details of parties

Name	Virtus Digital Marketing Pty Ltd
ACN	158 692 356
Label	Company
Attention	Adam Laurie
Address	1 Orchard Drive, Croydon, VIC, 3136
Email	adam.laurie@engineroom.com.au

Name	CXAI Australia Pty Ltd
ACN	698 296 043
Label	Buyer
Attention	Khurram Sheikh
Address	c/- McBurneys Chartered Accountants, Level 10/68 Pitt St, Sydney NSW 2000
Email	khurram@cxapp.com

Name	CXApp Inc.
Label	Parent Company
Attention	Khurram Sheikh
Address	Four Palo Alto Square, Suite 200, 3000 El Camino Real, Palo Alto, CA 94306
Email	khurram@cxapp.com

Name	The persons listed in Column 1 of the table in Part A of Schedule 1
Label	Sellers
Address	As set out in Column 6 of the table in Schedule 1

Name	The persons listed in Column 1 of the table in Part B of Schedule 1
Label	Founder Guarantors
Address	As set out in Column 2 of the table in Schedule 1

background

A.	The Company is a company limited by shares registered under the Corporations Act and incorporated in Victoria.

B.	The Sellers are the registered holders and beneficial owners of the Sale Shares.

C.	The Sellers have agreed to sell the Sale Shares to the Buyer, and the Buyer has agreed to buy the Sale Shares from the Sellers, on the terms and conditions set out in this document.

D.	The Founder Guarantors have agreed to guarantee the obligations of the Founder Sellers, in each case on the terms set out in this document.

operative provisions

1.	definitions and interpretation

1.1	Definitions

The following definitions apply in this document:

AASB means the Australian Accounting Standards Board.

Acceptable Releases means documentation evidencing, to the satisfaction of the Buyer, that all Encumbrances over the Sale Shares, the Company and the Assets (other than, in relation to the Company and the Assets, the Permitted Encumbrances) have been discharged, and in each case:

(a)	duly executed by the relevant holder of the Encumbrance; and

(b)	in relation to any Security Interest registered on the PPSR, with an undertaking to remove all registrations in respect of the Security Interest as soon as practicable after Completion.

Accounting Standards means the requirements of the Australian Accounting Standards and other authoritative pronouncements of the Australian Accounting Standards Board, the requirements of the Corporations Act in relation to the preparation and content of accounts and, to the extent that any matter is not covered by them, means generally accepted accounting principles, policies, practices and procedures as set out in the Australian Statements of Accounting Concepts, applied from time to time in Australia for companies similar to the Company.

Accounts means:

(a)	the unaudited statement of financial position of the Company as at the Accounts Date;

(b)	the unaudited statements of financial performance of the Company for the 12-month period ended on the Accounts Date; and

(c)	any notes, statements and reports attached to and forming part of those financial statements,

a copy of which are included in folder “7.3 Financials” in the Data Room.

Accounts Date means 30 June 2025.

Actual Cash means the amount of Cash as at the Effective Time, as determined in accordance with Schedule 5 and clause 6.

Actual Debt means the amount of Debt as at the Effective Time, as determined in accordance with Schedule 5 and clause 6.

Actual Working Capital means the Company’s working capital balance as at the Effective Time, as determined in accordance with Schedule 5 and clause 6.

Adjustment Amount has the meaning given in clause 3.5.

Adjustment Payment Date means the date which is 10 Business Days after the date on which the Actual Working Capital, Actual Cash and Actual Debt amounts are Finally Resolved in accordance with clause 6 or any other date agreed between the Sellers’ Representative and the Buyer in writing.

Affiliate where the party to whom the reference relates is a body corporate, means:

(a)	a Related Body Corporate of the party;

(b)	an associate of the party (within the meaning of section 15 Corporations Act);

(c)	any entity (such as a natural person, body corporate, partnership or trust) which the party controls, or which is controlled by the party (within the meaning of section 50AA Corporations Act);

(d)	a director or secretary of the party or a body corporate referred to in subclauses (a), (b) and (c) above, and their spouses and de facto spouses;

(e)	an entity (such as a natural person, body corporate, partnership or trust) controlled (within the meaning of section 50AA Corporations Act) by the individuals referred to in clause (d) above;

(f)	a body corporate in which an individual referred to in clause (d) above owns or holds in the aggregate more than 20% of the voting shares (as defined in the Corporations Act); or

(g)	a trust of which the party or any person referred to in clauses (a) to (f) above:

(i)	has received 50% or more of the distributions made from that trust in the three years before the date of the proposed event or transaction being considered; or

(ii)	is the responsible entity, trustee, manager or investment adviser of the trust; or

where the party to whom the reference relates is an individual, means:

(h)	the spouse or de facto spouse of the party;

(i)	an entity (such as a natural person, body corporate, partnership or trust) controlled (within the meaning of section 50AA Corporations Act) by the party or by an individual referred to in clause (h) above;

(j)	a body corporate in which the party or a person referred to in clause (h) above owns or holds in the aggregate more than 20% of the voting shares (as defined in the Corporations Act); or

(k)	a trust of which the party or any person referred to in clauses (h) to (j) above:

(i)	has received 50% or more of the distributions made from that trust in the three years before the date of the proposed event or transaction being considered; or

(ii)	is the responsible entity, trustee, manager or investment adviser of the trust.

AI Data Sets means all data and other content that is used to train, validate, test or otherwise develop an AI Solution, including all associated metadata and informational content derived from such data sets which identify, comment or otherwise derive information from such data sets, such as tags and labels.

AI Solution means artificial intelligence, machine learning and similar solutions, systems and technologies, including:

(a)	proprietary algorithms, technologies, software or systems that make use of or employ neural networks, natural language processing, statistical learning algorithms, or reinforcement learning;

(b)	proprietary embodied artificial intelligence and related hardware or technologies;

(c)	underlying AI Data Sets; and

(d)	models, whether trained or untrained, including weights, parameters and structure or architecture.

Assets means all plant, equipment, fixed tangible assets, tools, computer and communications hardware, inventory, Intellectual Property, and other assets owned by the Company or used in the Business both as at the date of this document and at Completion.

Associate has the meaning given to that term by sections 10 to 17 of the Corporations Act.

ASIC means the Australian Securities & Investments Commission.

ATO means the Australian Taxation Office.

Australian Consumer Law means Schedule 2 of the Competition and Consumer Act 2010 (Cth) (and any equivalent State or Territory legislation) and any regulations made under it, and includes any consolidation, amendment, re-enactment or replacement of the legislation.

Authorisations means any consent, registration, filing, agreement, notice of non-objection, notarisation, certificate, licence, approval, permit, authority or exemption issued by a Government Agency in relation to the Business.

Business means the growth marketing solution provider business carried on by the Company as at the Completion Date.

Business Day means a day which is not a Saturday, Sunday, a bank holiday or a public holiday in Victoria, Australia.

Business Hours means from 9.00 a.m. and 5.00 p.m. on a Business Day.

Business Products means any product which is (or has in the past been) marketed, designed, developed, manufactured, distributed, provided, exported, licensed, sold and/or supplied by the Business or any product in the course of development by the Business sold on or prior to Completion.

Business Records means all books, files, reports, records, correspondence, documents, registers, accounts, data, programmes, software and other material (in whatever form stored), owned by the Company including:

(e)	minute books, statutory books and registers, books of account and copies of tax and other returns;

(f)	sales literature, market research reports, brochures and other promotional material;

(g)	all sales and purchasing records;

(h)	lists of, and other information on, all suppliers and customers;

(i)	all trading and financial records; and

(j)	all insurance policies and certificates of currency of insurance held by the Company.

Business Warranties means the Sellers’ Warranties other than the Title & Capacity Warranties.

Buyer Escrow Entitlement means, in respect of a Properly Made Escrow Claim that has been Finally Resolved in favour of the Buyer, the lesser of:

(a)	the Finally Resolved Amount; and

(b)	the Escrow Amount Balance.

Buyer Group means the Buyer, CXAI and each Related Body Corporate of CXAI including, after Completion, the Company, and Buyer Group Company means any one of them.

Buyer Missing Asset has the meaning given in clause 5.2(a).

Buyer’s Warranties means the representations and warranties set out in Schedule 7.

Cash means the aggregate amount of:

(a)	cash of the Company on hand or credited to an account with a bank or other financial institution, including all interest accrued thereon as at the Effective Time as recorded in the reconciled general ledgers of the Company (but excluding any trapped cash not readily available for use in the Business); and

(b)	the outstanding balance of the Principal Loan.

CCA means the Competition and Consumer Act 2010 (Cth).

Claim means any claim, notice, demand, action, proceeding, litigation, investigation, judgment or cause of action, whether based in contract, tort (including negligence), under common law, equity or statute.

Company IP means:

(c)	the trade marks used by the Company in the Business (registered or unregistered) including those trade marks set out in Table A of Schedule 9;

(d)	the business names and trade names used by the Company in the Business, being those business names and trade names set out in Table B of Schedule 9;

(e)	all rights subsisting in the domain names used by the Company in the Business being those domain names set out in Table C of Schedule 9; and

(f)	the unregistered Intellectual Property Rights (including copyright, trade secrets, know-how and rights in Confidential Information) used by the Company in the Business.

Competing Business includes any business that is the same and/or is substantially similar to or competitive with the Business.

Completion means the completion of the sale and purchase of the Sale Shares in accordance with clause 4 of this document.

Completion Accounts means the balance sheet of the Company as at the Effective Time, as referred to in, and prepared in accordance with, clause 6 and Schedule 5.

Completion Date means the date on which Completion occurs.

Completion Value means AUD$4,177,000.

Completion Payment means an amount equal to:

(a)	the Completion Value;

(b)	plus the amount by which the Estimated Working Capital is greater than the Target Working Capital (if applicable);

(c)	less the amount by which the Estimated Working Capital is less than the Target Working Capital (if applicable);

(d)	plus the Estimated Cash,

(e)	less the Estimated Debt;

as the case may be, which the parties agree is an amount equal to AUD$5,076,826.26.

Confidential Information means all information, in whatever form, relating to:

(a)	this document;

(b)	the negotiations relating to this document;

(c)	any expert determination initiated under this document; or

(d)	any confidential information of a party,

other than information that:

(e)	at the date of this document, was generally and publicly available, or subsequently becomes so available other than by breach of any duty or obligation;

(f)	at the time it was disclosed to a party, was in the possession of that party lawfully and without breach of any duty or obligation; or

(g)	has been disclosed to a party and was not generally and publicly available at that date of disclosure, but subsequently, through no act or omission of that party (or any person to whom it disclosed that information), becomes available from another source and is not subject to any duty or obligation as to confidence.

Consequential Loss means in respect of a breach of this document (including a breach of a Sellers’ Warranty), indirect or remote loss including loss of goodwill, loss of business reputation, loss of future reputation or loss of opportunity but not:

(a)	Loss which is direct loss of profits, direct loss of revenue or direct loss of production;

(b)	Loss arising naturally and in the usual course of things from the relevant event, facts or circumstances giving rise to the breach; or

(c)	any diminution in the value of the Sale Shares.

Contract means any (written or unwritten) contract, agreement, arrangement or commitment entered into by the Company in relation to the Business under which any obligation is not fully performed as at Completion.

Corporations Act means the Corporations Act 2001 (Cth).

CXAI means CXApp, Inc., a company incorporated in Delaware with its principal office located at Four Palo Alto Square, Suite 200, 3000 El Camino Real, Palo Alto, California 94306, USA.

Data Room means the electronic data room, established by the Sellers and its representatives through Google Drive via internet link: https://drive.google.com/drive/folders/17DXPeEJJMULqp37wxbzD5OWZW84j9-77.

Data Room Materials means:

(a)	the documents, information and materials contained in the Data Room, the index to which is set out in Annexure D of this document; and

(b)	written responses provided by or on behalf of the Sellers to the Q&A questions asked by or on behalf of the Buyer through the Data Room Q&A process.

Debt means, without double counting any item which may be described in more than one of the paragraphs below (expressed as a negative number):

(a)	the aggregate amount owed by the Company to any bank or other external lender in respect of loans, facilities, overdrafts and credit cards (including accrued but unpaid interest on any such amount) and all fees, charges or costs incurred or payable by the Company in connection with these arrangements being paid out or discharged;

(b)	all indebtedness owing by the Company to a shareholder or other Related Party or Employee of the Company immediately before Completion including all interest accrued on that indebtedness;

(c)	the net present value of all amounts owing by the Company under any equipment or finance lease to which the Company is party;

(d)	any amount raised by the Company under any acceptance credit, bill acceptance or bill endorsement facility or dematerialised equivalent;

(e)	any deferred income amounts in relation to deposits received from a customer of the Company where the associated work has not been completed;

(f)	any dividends or other distributions declared by the Company but not yet paid;

(g)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument by the Company;

(h)	any Transaction Costs incurred and not paid by the Company (including in connection with this document and the transactions contemplated by this document);

(i)	all unpaid bonuses in the normal course of business owing to the Sellers, employees and, including all unpaid Transaction Bonuses;

(j)	the aggregate amount of all accrued but untaken entitlements of the Company’s employees to annual leave in excess of four weeks;

(k)	the net amount owing in relation to income or other Tax, reflecting amounts owing in respect of the period to Completion less any associated instalments paid;

(l)	the amount of any accrued interest, fees, costs or other expenses incurred by the Company (including early repayment fees, break costs, swap or facility amendment fees and any other similar fees) in connection with any of the items referred to in paragraphs (a) to (j) above; and

(m)	all other indebtedness owing by the Company including all interest accrued on that indebtedness (excluding indebtedness incurred in the ordinary course of business in respect of trade creditors and included in the Completion Accounts), as at the Effective Time.

Deed of Novation means the deed of novation relating to Barney, Inc. dba Merge in a form acceptable to the Buyer.

Deed of Repayment and Release means the deed of repayment and release to be entered into between the Company, the Principal and Adam John Laurie as trustee for the Laurie Family Trust in the form attached as Annexure B.

Deed of Termination means a deed terminating the Company’s shareholders agreement and releasing the Company from all claims under or in connection with that document.

Details means, in relation to a party, the details for that party set out on page 1 of this document.

Disclosed means disclosed prior to the date of this document in sufficient detail so as to enable a buyer of the Sale Shares to assess the nature, substance and general significance of the matter so disclosed.

Disclosure Materials means:

(a)	the documents, information and materials attached to or disclosed in this document; and

(b)	the Data Room Materials.

Dispute has the meaning given in clause 21(a).

Disputed Item has the meaning given in clause 6.4.

Dispute Notice has the meaning given in clause 6.4.

Draft Completion Accounts has the meaning given in clause 6.1.

Duty means any stamp, transaction or registration duty or similar charge imposed by any Tax Law and includes any interest, fine, penalty, charge or other amount imposed in respect of any of them but excludes any GST.

EBITDA means earnings before interest, tax, depreciation and amortisation.

Effective Time means 11:59pm on the Completion Date or any other time and date agreed by the Buyer and the Sellers’ Representative in writing.

Employees means all employees of the Company, including those engaged on a permanent, casual and part-time basis.

Employment Law means all applicable Laws in the jurisdictions in which the Company operates relating to employment or termination of employment, including those related to modern awards, wages, superannuation, hours, leave accrual, compensation, terms and conditions of employment, workplace health and safety, discrimination or harassment, retaliation, human rights, pay equity, notice of termination, classification of workers (including as employees versus independent contractors, or as exempt versus non-exempt employees), immigration, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Government Agency.

Encumbrance means a mortgage, charge, pledge, lien, encumbrance, security interest, title retention, preferential right, trust arrangement, contractual right of set off, or any other security agreement or arrangement in favour of any person, whether registered or unregistered, including any Security Interest, but does not include any Permitted Encumbrance.

Escrow Account means an interest bearing Australian dollar denominated bank account maintained with an Australian leading bank mutually acceptable to the Buyer and the Sellers and opened in the name of the Escrow Agent as stakeholder for the Buyer and Sellers.

Escrow Agent means Sharrock Pitman Legal of 233 Blackburn Road, Mount Waverley, Victoria 3149.

Escrow Amount Balance means at any given time, the Total Escrow Amount less any amounts paid out under clause 12.3 and the Escrow Deed prior to that time.

Escrow Claim means any Claim by the Buyer or by or on behalf of the Buyer or the Company against a Seller or Founder Guarantor under or in connection with this document.

Escrow Deed means the escrow agreement to be entered into between the Escrow Agent, the Buyer and the Sellers, in the form agreed upon by all parties to this document.

Escrow Payment Date means:

(a)	in respect of the First Escrow Amount – the date which is 6 months after the Completion Date; and

(b)	in respect of the Second Escrow Amount – the date which is 12 months after the Completion Date.

Estimated Cash means the Sellers’ bona fide estimate of the Actual Cash as at the Effective Time, as set out in the Estimated Completion Statement.

Estimated Completion Statement means the estimated completion statement set out in Schedule 5 (excluding the row titled “Actual Completion Statement” and each row under that).

Estimated Debt means the Sellers’ bona fide estimate of the Actual Debt as at the Effective Time, as set out in the Estimated Completion Statement.

Estimated Working Capital means the Sellers’ bona fide estimate of the Actual Working Capital as at the Effective Time, as set out in the Estimated Completion Statement.

Excluded Dispute means a Claim relating to or connected with any of the following:

(a)	any party’s obligations for Completion;

(b)	the Completion Accounts;

(c)	the Earn Out Payment; or

(d)	any Restricted Party’s obligations under clause 16 (Restraint).

Expert has the meaning given in clause 6.4(c).

Finally Resolved, in relation to a Claim, means:

(a)	that Claim has been brought to a final conclusion prior to commencement of legal proceedings, whether by settlement or in any other way; or

(b)	if legal proceedings have commenced in respect of that Claim, those legal proceedings have been brought to a final conclusion whether by judgment or settlement or in any other way provided that where an appeal may be brought in relation to legal proceedings in accordance with this document, the legal proceedings will not be regarded as having been brought to a final conclusion until the later of (A) the date on which the time limit for making appeals expires, and (B) where an appeal in respect of those legal proceedings has been brought within the relevant time limit, the date all appeals in respect of those legal proceedings have been brought to a final conclusion whether by judgment or settlement or in any other way.

Finally Resolved Amount means, in respect of any Claim, the amount of Loss (if any) that has been Finally Resolved as being payable by the Seller to the Buyer in respect of that Claim.

Financial Benefit has the meaning given to that term by section 229 of the Corporations Act.

First Escrow Amount an amount equal to 50% of the Total Escrow Amount.

Founder Guarantor means each of Adam Laurie and Roberto D’Alessandro.

Founder Seller means each of:

(a)	Adam John Laurie as trustee of the Laurie Family Trust; and

(b)	Ardent Bridge Investments Pty Ltd ACN 665 215 912 as trustee of the D’Alessandro Trust; and

(c)	Roberto D’Alessandro and Jessica Lee Bridge as trustee of the Virtus Investment Fund.

General Indemnity means the indemnity in clause 7.5.

Government Agency means any government or any governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity (including any law society or self-regulated body responsible for the regulation of any legal profession) in Australia (whether federal, state or local) or any other part of the world.

GST Act means A New Tax System (Goods and Services Tax) Act 1999 (Cth).

GST has the meaning given in the GST Law.

GST Law has the meaning given to that term in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) and any regulation made under that Act.

Immediately Available Funds means cash, direct deposit of cleared funds, or such other form of funds as agreed by the Buyer and the Sellers’ Representative in writing.

Indemnities means the indemnities given by the Sellers to the Buyer under this document and Indemnity means any of them.

Indemnity Claim means a Claim by the Buyer under an Indemnity.

Independent Tax Reviewer has the meaning given in clause 13.1(b)(v)(B).

Initial Period has the meaning given in clause 21(c).

Insolvency Event means, in respect of a person, the occurrence of any of the following in respect of that person (as applicable):

(a)	an order is made or an effective resolution is passed for the winding up, dissolution without winding up (otherwise than for the purposes of solvent reconstruction or amalgamation) or deregistration of that person;

(b)	a receiver, receiver and manager, judicial manager, liquidator, administrator or like official is appointed or expected to be appointed over the whole or a substantial part of the undertaking or property of that person;

(c)	a holder of an Encumbrance takes possession of or exercises any other rights arising from the Encumbrance over the whole or any substantial part of the undertaking and property of that person, or indicates an intention to do so;

(d)	that body corporate becomes insolvent or any circumstance exists or arises which would require a court to presume that that person is insolvent;

(e)	that person enters into or takes any steps to enter or proposes to enter into any arrangement, compromise or assumption with or assignment for the benefit of its creditors or a class of them;

(f)	that person receives a deregistration notice under section 601AB of the Corporations Act or any communication from ASIC that might lead to such notice;

(g)	that person stops, suspends or threatens to stop or suspend paying its debts as and when they fall due;

(h)	that persons becomes an “insolvent under administration” within the meaning given in section 9 of the Corporations Act, or any steps are taken or any order is made to cause that person to become an insolvent under administration, as defined; or

(i)	any analogous event under the Laws of any applicable jurisdiction.

Intellectual Property Rights means all intellectual property rights including current and future registered and unregistered rights in respect of copyright, designs, circuit layouts, trade marks, know-how, logos, confidential information, patents, inventions, trade secrets, product formulations and rights in Confidential Information, discoveries and domain names and analogous rights whether conferred by statute, common law or equity and all other intellectual property as defined in article 2 of the Convention establishing the World Intellectual Property Organisation 1967.

IP Assignment Deeds means the intellectual property assignment deeds to be entered into between the Company and each of:

(a)	Adam Laurie

(b)	Glen Allpress; and

(c)	Rob Dalessandro.

in a form acceptable to the Buyer.

IP Australia means the prescribed agency within the Commonwealth Department of Industry, Science and Resources responsible for administering Australia’s intellectual property rights system.

ITAA 36 means the Income Tax Assessment Act 1936 (Cth).

ITAA 97 means the Income Tax Assessment Act 1997 (Cth).

Law includes any law, regulation, authorisation, ruling, judgment, order or decree of any Government Agency and any statute, regulation, proclamation, ordinance or by-law.

Liability includes liabilities, duties and obligations of any nature affecting the person concerned, however arising, including penalties, fines and interests, and including those which are prospective or contingent and those the amount of which for the time being is not ascertained or ascertainable.

Loss means, in relation to any person, damage, loss, cost, expense or liability (including any Tax) incurred by the person, however arising (including contractual, tortious, legal, equitable or pursuant to statute), including those that are prospective or contingent.

Management Accounts means the unaudited balance sheets and income statements, of the Company for the period from 1 July 2023 to 30 April 2026 contained in the Data Room.

Moral Rights means each right defined as a moral right in Part XI of the Copyright Act 1968 (Cth) and any similar rights capable of protection under the laws of any foreign jurisdiction.

Notice means a notice, demand, consent, approval, waiver or other communication given in accordance with clause 20.1 of this document.

Open Source Code means any software, code, library, component, tool, or other material that is licensed under, or distributed pursuant to, any ‘open source software’ licence, free software licence, or other licence meeting the criteria of the open source initiative or free software foundation, or any other licence that permits access to source code, free redistribution, modification, or the creation of derivative works.

Output means data and other content (including, without limitation, recommendations) produced by an AI Solution.

PCAOB Audit means an audit of the Company’s financials carried out in accordance with the standards set by the Public Company Accounting Oversight Board.

Permitted Encumbrances means:

(a)	the Encumbrances and Security Interests listed in Schedule 10;

(b)	a retention of title arrangement under which title is retained by a supplier over goods supplied to the Company until payment for such goods is made provided that such arrangement has been entered into in the ordinary and usual course of business;

(c)	a security interest contemplated by section 12(3)(b) of the PPSA provided that such commercial consignment has been entered into in the ordinary and usual course of business;

(d)	a security interest contemplated by section 12(3)(c) of the PPSA provided that such PPS lease has been entered into in the ordinary and usual course of business and is not otherwise a security interest within the meaning of section 12(1) of the PPSA; and

(e)	any other Encumbrance that the Sellers’ Representative and the Buyer, agree in writing is a Permitted Encumbrance.

Personal Information has the meaning given in the Privacy Act 1988 (Cth).

Plant and Equipment means the plant, equipment, IT hardware and communications systems used in the Business (whether owned by the Company or used by the Company pursuant to a rental arrangement) as at the Effective Time.

PPSA means the Personal Property Securities Act 2009 (Cth).

PPSR means the Personal Property Securities Register, established under the PPSA.

Pre-Completion Tax Period has the meaning given in clause 13.1(a)(i).

Principal means Adam John Laurie of 1 Orchard Drive, Croydon, VIC, 3136.

Principal Loan means the loan from the Company to the Principal the outstanding balance of which, at the date of this document, is AUD$850,000 (including all accumulated interest and fees, if any).

Privacy Laws means:

(a)	the Privacy Act 1988 (Cth);

(b)	the Australian Privacy Principles contained in Schedule 1 to the Privacy Act 1988 (Cth) or an approved privacy code (as defined in the Privacy Act 1988 (Cth)) that applies to the Company and the Business; and

(c)	any other Law in Australia or elsewhere relating to the protection of Personal Information that must be observed by the Company and the Business.

Properly Made Escrow Claim means a bona fide Escrow Claim made in good faith, written notice of which has been given to the Sellers by the Buyer before the Escrow Payment Date.

Proprietary AI Solution means any AI Solution that has been or is currently in the process of being developed by or on behalf of the Company.

Proprietary Software means all computer programs designed, written or developed by or on behalf of the Company during the period of three years prior to the date of this document which are necessary for the Business, including the Business Products.

Promissory Note means the promissory note to be issued by the Buyer in favour of the Principal (in the amount of AUD$850,000) on Completion, and subsequently, immediately indorsed and delivered from the Principal to the Company, substantially in the form attached as Annexure A.

Purchase Price means:

(a)	the Completion Payment;

(b)	plus the Total Escrow Amount;

(c)	plus the Total Earn Out Consideration (if any),

in each case, as adjusted in accordance with this document (including but not limited to in accordance with clauses 3.3 and 3.5).

Qualifying Claims has the meaning given in clause 10.5(a).

Reimbursable Expense has the meaning given in clause 19.7.

Related Body Corporate has the meaning given to that term in section 9 of the Corporations Act.

Related Entity has the meaning given to that term in the Corporations Act.

Related Party has the meaning given in section 228 of the Corporations Act as extended to bodies corporate generally.

Related Party Loans means:

(a)	all amounts owed by the Company to a Seller or any Affiliate of a Seller; and

(b)	all amounts owed by a Seller or any Affiliate of a Seller to the Company. Representative of a person means an officer, employee, contractor, professional adviser or agent of that person.

Respective Proportions means, in relation to each Seller, that percentage which appears in Column 9 of the table in Schedule 1 setting out the details of the Sale Shares held by that Seller.

Restricted Areas means

(a)	Australia;

(a)	Queensland;

(b)	New South Wales

(c)	Victoria

(d)	South Australia

(e)	Western Australia

(f)	Tasmania

(g)	the Northern Territory;

(h)	the Australian Capital Territory;

(i)	Melbourne;

(j)	any city in which the Business is carried on.

Restricted Periods means:

(a)	the period from the Completion Date until the date which is five years after that date;

(b)	the period from the Completion Date until the date which is four years after that date;

(c)	the period from the Completion Date until the date which is three years after that date;

(d)	the period from the Completion Date until the date which is two years after that date;

(e)	the period from the Completion Date until the date which is one year after that date;

(f)	the period from the Completion Date until the date which is six months after that date.

Restricted Party means:

(a)	each Founder Seller;

(b)	Founder Guarantor; and

(c)	Glenn Allpress.

Restricted Affiliate means, in respect of a Restricted Party, the Affiliates of the Restricted Party which are controlled by that Restricted Party.

Sale Shares means 100% of the share capital in the Company at Completion.

Scheduled Completion Date means:

(a)	3 June 2026; or

(b)	such other date as agreed in writing by the Buyer and Sellers.

Second Escrow Amount means an amount equal to 50% of the Total Escrow Amount.

Security Interest has the meaning given to that term in the PPSA.

Sellers means, collectively, the parties and entities set out in Column 1 of the table in Schedule 1 and Seller means any one of them.

Seller Nominated Bank Account means:

Name:	Sharrock Pitman Legal Pty Ltd Law Practice Trust Account
Bank:	National Australia Bank
BSB:	083 166
Account No.:	94 375 7148

Sellers’ Representative means Adam Laurie or any other person nominated in writing by or on behalf of the Sellers to the Buyer as a substitute for the representative of the Sellers for the purpose of this document.

Sellers’ Warranties means the representations and warranties set out in Schedule 6 of this document.

Share means an ordinary class share on issue in the Company.

Stock means all saleable inventory used or intended for use in connection with the Business which is owned by the Company (including raw materials, components, work in progress, finished goods and including items in transit from a supplier or to a customer or on consignment with a customer).

Straddle Period has the meaning given in clause 13.1(a)(ii).

Supplier means, for the purposes of clause 17, the entity making the supply (as defined in the GST Act).

TAA means the Taxation Administration Act 1953 (Cth).

Target Working Capital means AUD$757,258.87 (expressed as a negative number).

Tax includes any tax, excise, import or customs duty, levy, impost, deduction, charge, rate, compulsory loan, withholding or duty by whatever name called levied, imposed or assessed under the Law in Australia or any other jurisdiction (including, without limitation, withholding tax, profits tax, sales tax, value added tax, property tax, transfer tax, income tax, capital gains tax, tax relating to the franking of dividends and franking deficit tax, fringe benefits tax, payroll tax, group tax or PAYG tax, land tax, water and municipal rates, workers compensation insurance, superannuation guarantee, PAYG withholding, any amounts in relation to the JobKeeper Scheme), as well as any obligation to repay any tax offset, incentive, grant or stimulus, including research and development tax offsets, Duty, GST or any interest, penalty, charge, fine or fee or other amount of any kind assessed, charged or imposed on or in respect of any tax.

Tax Act means the ITAA 36, the ITAA 97, the TAA and the Income Tax (Transitional Provisions) Act 1997 (Cth), as applicable or any replacement or other relevant legislation and regulations.

Tax Audit means, in relation to Tax, any audit, investigation, review, information request or other enquiry or any other similar or related correspondence of any kind undertaken by a Tax Authority.

Tax Authority includes the ATO, any state and territory revenue office, and any other Government Agency, and any person, agency or office having responsibility for the administration of any Tax or Tax Law or the ability to assess or collect any Tax.

Tax Claim means:

(a)	a written notice, demand or assessment from a Tax Authority requiring the payment of any Tax;

(b)	any document received from a Tax Authority assessing, imposing, claiming, levying, deeming or indicating an intention to claim any Tax;

(c)	a written communication from a Tax Authority of a Tax Audit; or

(d)	lodgement of any tax return, filing, schedule, notice, report or document or a request for an amendment in relation to the same under a Tax Law with respect to self- assessment of Tax.

Tax Claim Amount means:

(a)	the amount of Tax the Buyer or the Company is liable to pay as a result of a Tax Claim (including any fringe benefits tax liability); or

(b)	the amount of any credit (including franking credit), offset, rebate or refund of Tax lost as a result of a Tax Claim; or

(c)	an amount equal to the amount of relief, allowance, deduction or loss carried forward of which the Buyer or the Company was deprived as a result of a Tax Claim calculated at the rate of Tax applicable to companies in the year in which the Tax Claim is made; and

(d)	any reasonable costs or expenses (including legal costs in accordance with any written agreement as to legal costs or, if no agreement, on a full indemnity basis) incurred by the Buyer or the Company in connection with investigating, disputing, defending or settling a Tax Claim Amount or reasonably attributable to the amounts referred to in paragraphs (a),(b) or (c) or to enforcement of the Tax Indemnity or a breach of a Tax Warranty;

Tax Indemnity means the indemnity in clause 8.

Tax Law means any Law regarding Tax including but not limited to the Tax Act.

Tax Liability means:

(a)	any liability arising or accruing in relation to any Tax or the amount of Tax payable by the Company to the extent that the Tax is referable to the Company, including as a result of a Tax Claim; and

(b)	the amount of any reasonable costs and expenses incurred by the Company in managing an inquiry or conducting any action to cause a Tax Claim to be withdrawn, reduced or postponed or to avoid, resist, object to, defend, appear against or compromise the Tax Claim and any judicial or administrative proceedings arising out of such action.

Tax Period means an income year, tax year or a period of time set out under the Tax Act or the GST Act, as applicable.

Tax Provision means the provision for income tax that is payable but unpaid by the Company in respect of the period up to the Completion Date, calculated in accordance with all applicable Tax Laws, prepared on the assumption that the Completion Date is a year-end, in respect of:

(a)	any taxable period ending on or before the Completion Date; and

(b)	the portion of any taxable period beginning before and ending after the Completion Date to the extent that corresponds to the period that ends on or before the Completion Date.

Tax Return means any return relating to Tax, including any document which must be lodged with a Tax Authority or which a taxpayer must prepare and retain under a Tax Law (such as an activity statement, amended return, schedule or election and any attachment).

Tax Warranty means the Sellers’ Warranties set out in Section 21 of Schedule 6.

Third Party means any person or entity (including a Government Agency) other than a Seller, the Buyer or the Company.

Third Party Debt means any indebtedness owing by the Company to financial institutions or other third party lenders (including any accrued but unpaid fees, break costs and charges).

Transaction Bonus means any bonus, profit share, incentive or similar amount payable by the Company to any officer, employee, contractor or consultant of or to the Company in connection with the transactions contemplated by this document.

Total Earn Out Consideration refers to the Earn Out Payment as that term is defined in Schedule 4.

Total Escrow Amount means an amount equal to AUD$643,000.

Transaction Costs means any third party adviser costs (including in respect of legal, accounting, taxation, insurance, finance or other consultancy or advisory services), fees and expenses (inclusive of any GST, net of any available input tax credits) incurred by the Company in connection with the transactions contemplated by this document.

Title & Capacity Warranties means the Sellers’ Warranties set out in Part A of Schedule 6.

Unresolved Buyer Claim means a Properly Made Escrow Claim that, at the relevant time, has not been Finally Resolved.

Unresolved Buyer Claim Estimate means the Buyer’s genuine good faith estimate of the amount of Loss the Buyer or the Company has suffered under an Unresolved Buyer Claim.

Warranty Claim means a claim by the Buyer for a breach of a Sellers’ Warranty or under the General Indemnity.

1.2	Interpretation

This clause 1.2 specifies the rules for interpreting this document, except where the context makes it clear that a rule is not intended to apply.

(a)	The Background and headings are for convenience only and do not affect the interpretation of this document.

(b)	A reference to:

(i)	legislation (including subordinate legislation) is to that legislation as amended, re enacted or replaced, and includes any subordinate legislation issued under it;

(ii)	a document (including this document), or a provision of a document (including a provision of this document), is to that document or provision as amended or replaced;

(iii)	a party to this document, or a party to any other document or agreement, includes that party’s executors, administrators, permitted substitutes and permitted assigns;

(iv)	a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person;

(v)	anything (including a right, obligation or concept) includes each part of it;

(vi)	property includes real, personal and intangible property;

(vii)	any body or agency, if that body or agency ceases to exist, is renamed, reconstituted, replaced or has its powers or functions removed (Defunct Body), means the agency or body which succeeds to the Defunct Body’s powers or functions, or performs most closely the functions of the Defunct Body;

(viii)	AUD$, A$, $A, Australian dollars or $ is to Australian currency;

(ix)	USD$, US$ or US dollars is a reference to the currency of the United States of America;

(x)	a clause, schedule or annexure is to a clause of, or schedule or annexure to, this document.

(c)	A singular word includes the plural, and vice versa.

(d)	A word which suggests one gender includes any other genders.

(e)	If a word is defined, another part of speech or grammatical form of that word has a corresponding meaning.

(f)	If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

(g)	Time is reckoned as follows:

(i)	A reference to the date or time of day, is a reference to that date or that time of day in Victoria, Australia.

(ii)	If a period expressed in days, beginning on a given day, act or event is provided or allowed for any purpose, the period is calculated by:

(A)	excluding the day, or the day of the act or event; and

(B)	including the day on which the purpose is to be fulfilled.

(iii)	If a period expressed in weeks, months or years, beginning on a given day, act or event is provided or allowed for any purpose, the period is calculated from:

(A)	the day, or the day of the act or event; until

(B)	the corresponding day in the next appropriate week, calendar month or year.

(iv)	If there is no corresponding day for the purposes of clause 1.2(g)(iii)(B), because of the differing number of days in calendar months, the corresponding day is taken to be the last day of the relevant calendar month.

(v)	If something is to be done on a particular day, it must be done by 5.00pm on that day.

(vi)	If something is to be done on a day which is not a Business Day then that thing must be done on the next Business Day.

(h)	Terms defined in the GST Law have the same meaning in this document unless the context makes it clear that a different meaning is intended.

1.3	Payments

Unless otherwise agreed between the Sellers’ Representative and the Buyer in writing, all payments under this document must be paid in Immediately Available Funds.

1.4	Basis of liability of the Sellers

(a)	Subject to clause 1.4(c) where a covenant, undertaking, warranty, indemnity or other obligation is given or assumed by more than one Seller under or in connection with this document, the covenant, undertaking, warranty, indemnity or other obligation is given or assumed by those Sellers jointly and severally, as set out in this document.

(b)	Where an obligation or liability under this document is expressed to be that of a particular Seller, then:

(i)	that obligation or liability, such as a liability for a Title & Capacity Warranty given by that Seller only, is imposed on that Seller only and not on any other Seller; and

(ii)	only that Seller is liable for all Loss arising from breach of that obligation or that liability.

(c)	Each Title & Capacity Warranty is given by each Seller severally.

1.5	Knowledge and awareness

Where a Sellers’ Warranty is qualified by the expression “as far as the Sellers are aware” or “as far as the Founder Sellers are aware”, or any similar expression referring to the Sellers’ or the Founder Sellers’ awareness, knowledge or belief, the Buyer acknowledges and agrees that the relevant Sellers’ awareness, knowledge and belief is limited to those facts, matters or circumstances within the actual knowledge of each Founder Guarantor and/or any Seller’s employees, contractors, directors, and executives as at the date of this document or ought reasonably to have been known by him or her had they have made reasonable enquiries in the circumstances.

1.6	Sellers’ Representative

(a)	Each Seller irrevocably appoints the Sellers’ Representative to act as its representative in respect of those provisions in this document that are expressed to require the involvement of the Sellers’ Representative and each Seller irrevocably appoints the Sellers’ Representative to act on its behalf to:

(i)	receive any notice or document from the Buyer;

(ii)	give any document or notice to the Buyer;

(iii)	settle any disputed matters in relation to Claims; and

(iv)	execute and deliver any documents, agreements and deeds (including, without limitation, share transfers in respect of the Sale Shares) in respect of the transactions the subject of this document.

(b)	Where the Sellers’ Representative takes any action which the Sellers are collectively required or entitled to take under this document, all of the Sellers will be deemed to have taken such action collectively and each Seller will be bound by such action.

(c)	The Buyer will be entitled to rely on any notice or other document given as contemplated under clause 1.6(a) and actions taken as contemplated by clause 1.6(b) without making any inquiry or investigation.

(d)	The Sellers’ Representative is not liable to any other Seller for any act or omission by it in connection with the exercise of the authority conferred on it under this document, except in the case of fraud or dishonesty.

2.	Purchase of Sale Shares

2.1	Sale and purchase of Sale Shares

On Completion, each Seller must sell, and the Buyer must buy, the Sale Shares set out opposite its name in Column 8 of the table in Schedule 1:

(a)	free from Encumbrances;

(b)	for that Sellers’ Respective Proportion of the Purchase Price; and

(c)	otherwise on the terms of this document.

2.2	Transfer of rights

The Sale Shares must be transferred to the Buyer on Completion with all rights which are, at Completion, attached or accruing to them.

2.3	Title and Risk

Legal and beneficial ownership of and risk in the Sale Shares:

(a)	remains solely with the relevant Seller until Completion; and

(b)	subject to the provisions of this document, passes to the Buyer on Completion.

2.4	Waiver of pre-emptive rights

Each Seller jointly and severally waives all rights of pre-emption, the right to be issued with any notice, and all other restrictions on transfers over the relevant Sale Shares conferred on it under the Company’s shareholders agreement, any other agreement or otherwise.

2.5	All of the Sale Shares

The Buyer will not be obliged to complete the sale and purchase of any of the Sale Shares unless all of the Sale Shares are delivered at Completion in accordance with this document.

3.	Purchase Price

3.1	Consideration

The aggregate consideration payable for the Sale Shares is the Purchase Price.

3.2	Payment of Purchase Price

The Buyer must satisfy its obligation to pay the Purchase Price to, or on behalf of, the Sellers as follows:

(a)	by paying the Completion Payment (less the face value of the Promissory Note) to the Seller Nominated Bank Account on the Completion Date in accordance with clause 4.3(a);

(b)	by paying the Total Escrow Amount to the Escrow Agent on Completion in accordance with clause 12;

(c)	by issuing the Promissory Note in favour of the Principal in accordance with clause 4.3(c);

(d)	by paying the Total Earn Out Consideration (if any) to the Seller Nominated Bank Account subject to and in accordance with Schedule 4; and

(e)	by paying any Adjustment Amount in accordance with clause 3.5.

3.3	Allocation of the Purchase Price

By signing this document, each Seller irrevocably and unconditionally:

(a)	acknowledges and agrees in favour of the Buyer that:

(i)	the Sellers have between themselves agreed the manner in which the Purchase Price is to be allocated as between the Sellers having regard to their Respective Proportions;

(ii)	none of the Buyer nor any other Buyer Group Company or any of their representatives will have any liability or obligation to any Seller or any other person, in any respect whatsoever regarding or in connection with the allocation of the Purchase Price as between Sellers or otherwise; and

(iii)	payment by the Buyer of any funds to the Seller Nominated Bank Account when due by this document will constitute a full satisfaction and discharge of the Buyer’s obligations to make payment to the Sellers under this document;

(b)	hereby releases and forever discharges each Buyer Group Company and their representatives to the maximum extent permitted by law from any and all Liability on any account and all actions, Claims, demands, proceedings or causes of action (whether arising in contract, tort, under common law or statute, indemnity or otherwise) whatsoever in respect of the allocation of the Purchase Price (or any other payments under this document) as between Sellers and the distribution of the Purchase Price (or any other payments under this document) from the Seller Nominated Bank Account.

3.4	Adjustments to Purchase Price

The Purchase Price will be subject to the following adjustments once the Actual Working Capital, Actual Cash and Actual Debt of the Company has been determined in accordance with clause 6:

(a)	in respect of Actual Working Capital:

(i)	if the Actual Working Capital is greater than the Estimated Working Capital, the Purchase Price will be increased by the amount by which the Actual Working Capital exceeds that amount;

(ii)	if the Actual Working Capital is less than the Estimated Working Capital, the Purchase Price will be decreased by the amount by which the Actual Working Capital is less than that amount; and

(iii)	if the Actual Working Capital is equal to the Estimated Working Capital then the Purchase Price will not be adjusted under this clause 3.4(a);

(b)	in respect of Actual Cash:

(i)	if the Actual Cash is greater than the Estimated Cash, then the Purchase Price will be increased by the amount by which the Actual Cash is greater than the Estimated Cash;

(ii)	if the Actual Cash is less than the Estimated Cash, then the Purchase Price will be decreased by the amount by which the Actual Cash is less than the Estimated Cash; and

(iii)	if the Actual Cash is equal to the Estimated Cash, then the Purchase Price will not be adjusted under this clause 3.4(b); and

(c)	in respect of Actual Debt:

(i)	if the Actual Debt (when expressed as a positive number) is greater than the Estimated Debt (when expressed as a positive number), then the Purchase Price will be decreased by the amount by which the Actual Debt is greater than Estimated Debt;

(ii)	if the Actual Debt (when expressed as a positive number) is less than the Estimated Debt (when expressed as a positive number), then the Purchase Price will be increased by the amount by which the Actual Debt is less than the Estimated Debt; and

(iii)	if the Actual Debt is equal to the Estimated Debt, then the Purchase Price will not be adjusted under this clause 3.4(c).

3.5	Payment of Adjustment Amount

On the Adjustment Payment Date, if the Purchase Price as adjusted under clause 3.2(b) is:

(a)	decreased, the Sellers must pay the amount of that decrease to the Buyer in cash; or

(b)	increased, the Buyer must pay the amount of that increase to the Sellers (in their Respective Proportions) in cash,

such amount payable by the Sellers to the Buyer, or by the Buyer to the Sellers, being the Adjustment Amount.

3.6	Adjustments for certain payments

(a)	Any payment by the Sellers to the Buyer under this document (including in connection with a Warranty Claim) will be a reduction and refund of part of the Purchase Price.

(b)	Any payment by the Buyer to the Sellers under this document will be an increase in the Purchase Price.

3.7	Buyer’s right to withhold and set-off

(a)	If the Buyer has made a bona fide Claim or Claims against a Seller arising under this document, but as at the date that the Buyer would otherwise be required to pay any Adjustment Amount or any Total Earn Out Consideration such Claims have either:

(i)	not been Finally Resolved; or

(ii)	been Finally Resolved but the Seller has not at that date paid all or any amounts owing to the Buyer pursuant to the relevant Claims;

(each, a Relevant Claim) then the Buyer may withhold from payment to the Seller an amount of the Adjustment Amount or Total Earn Out Consideration (as applicable) not exceeding the amount of any such Relevant Claims.

(b)	If an amount of the Adjustment Amount or Total Earn Out Consideration is withheld by the Buyer pursuant to clause 3.7(a) in relation to a Relevant Claim, then, to the extent that the Claim is Finally Resolved so that an amount is payable by the Seller to the Buyer in respect of that Claim, the amount payable to the Buyer pursuant to that Finally Resolved Claim, will be off-set against the Buyer’s obligation to pay the relevant amount of the Adjustment Amount or Total Earn Out Consideration (as applicable) to the Seller.

(c)	For the avoidance of doubt:

(i)	the set-off in accordance with clause 3.7(b) shall be in full and final satisfaction of the applicable Seller’s obligation to pay the relevant amount of the Relevant Claim to the Buyer, and the Buyer’s obligation to pay an equal amount of the Adjustment Amount or Total Earn Out Consideration (as applicable) to the Seller in accordance with this document; and

(ii)	nothing shall relieve the Seller from any obligation to pay the Buyer the amount of any Finally Resolved Claim which exceeds the amount set off in accordance with clause 3.7(b).

4.	Completion

4.1	Date, time and place

Completion must take place at 10:00am AEST on the Scheduled Completion Date at the offices of Sharrock Pitman Legal (233 Blackburn Rd, Mount Waverley VIC 3149), or such other time and place as the Sellers’ Representative and the Buyer agree in writing. The parties agree that attendance in person at the location for Completion is not required and that the parties will conduct Completion via video link or electronic means and each party shall agree to all reasonable requirements (including escrow arrangements relating to documents) in order to facilitate the provision of electronic copies of documents required to be delivered at Completion, and must take all reasonable steps to ensure that originals of such documents are provided to the relevant recipient as soon as reasonably practicable following Completion (if required).

4.2	Actions by the Sellers

(a)	At Completion, the Sellers must confer on the Buyer good and clear title to the Sale Shares and must:

(i)	deliver to the Buyer each of the deliverables contemplated in Part A of Schedule 3;

(ii)	do all other acts and execute all documents necessary to:

(A)	transfer the Sale Shares; and

(B)	complete any other transaction contemplated by this document.

(b)	The parties acknowledge and agree that the Principal’s obligation to pay the Principal Loan to the Company shall be satisfied on Completion by the Principal duly executing and indorsing the Promissory Note in favour of the Company on Completion in accordance with item 12 of Part A of Schedule 3.

4.3	Actions by the Buyer

At Completion, the Buyer must:

(a)	pay the Completion Payment (less the face value of the Promissory Note) to the Sellers in accordance with clause 3.2(a);

(b)	pay the Total Escrow Amount to the Escrow Agent in accordance with clause 12;

(c)	issue the Promissory Note in favour of the Principal;

(d)	deliver to the Sellers each of the deliverables contemplated in Part B of Schedule 3.

4.4	Company Board Meeting

Prior to Completion, the Sellers must procure that a meeting of the directors of the Company is held at which the following resolutions are passed subject to and with effect from Completion:

(a)	approving and ratifying the Company’s entry into this document;

(b)	approving the transfer of the Sale Shares to the Buyer and the transaction contemplated by this document;

(c)	approving the Buyer as a member of the Company;

(d)	registering the transfer of the Sale Shares in the Company and directing that the name of the Buyer be entered in the members register of the Company upon production of the transfer document duly executed by the Sellers;

(e)	cancelling the existing certificates in respect of the Sale Shares in the Company;

(f)	issuing a new certificate for the Sale Shares in the Company in the name of the Buyer;

(g)	approving the execution of all documents required to be delivered by the Sellers on Completion and to which the Company is a party;

(h)	approving the appointment of each person named in Columns 1, 2 and 3 of the table in Schedule 8 as a director, secretary or public officer (as applicable) of the Company in each case provided that a consent to act signed by that person has been delivered to the Company;

(i)	accepting the resignation of each person named in Columns 4, 5 and 6 of the table in Schedule 8 as a director, secretary or public officer (as applicable) of the Company in each case provided that a resignation signed by that person has been delivered to the Company; and

(j)	updating the signatories of any bank accounts maintained by the Company to be those persons notified by the Buyer before Completion; and

(k)	revoking all existing powers of attorney or other authorities granted by the Company.

4.5	Interdependence of obligations

(a)	The obligations of the parties in respect of Completion are interdependent.

(b)	All actions at Completion will be deemed to take place simultaneously and no delivery or payment at Completion will be deemed to have been made until all such deliveries and payments have been made.

(c)	The Buyer or the Sellers’ Representative may waive any obligation required to be satisfied by the other party (which means satisfaction by any individual Seller or some or all of the Sellers in the case of a waiver by the Buyer, at the election of the Buyer) on Completion and require Completion to occur notwithstanding that the obligation remains unsatisfied, in which case the obligation becomes and remains a matter which the relevant responsible party is obliged to satisfy as soon as practicable after Completion (unless the parties agree otherwise).

5.	Post-Completion Obligations

5.1	ASIC Notifications after Completion

(a)	The Company must lodge all notifications required to be lodged with ASIC and any other Government Agency in connection with this document and the transactions contemplated by it as soon as practicable after Completion, and in any event within the period required by Law and in the prescribed form (if any).

(b)	The Sellers and the Buyer must provide such assistance to the Company as it may reasonably require in connection with the completion of such notifications.

5.2	Wrong pockets

(a)	If any Seller becomes aware that the legal title to, or the beneficial interest in, any asset (other than a leased asset) used by the Company in the Business immediately before Completion remains vested after Completion in any Seller, any Affiliate of a Seller or any Third Party (Buyer Missing Asset), then the Sellers must, as soon as practicable and on such terms that no additional consideration is provided by any person including the Buyer:

(i)	execute any deed or document as may be necessary for the purpose of transferring (free of any Encumbrance other than any Permitted Encumbrances) all right, title and interest in the Buyer Missing Asset to the Buyer, its nominee, or the Company;

(ii)	sign, execute and deliver any document and do all things reasonably necessary to record the assignment of the Buyer Missing Asset in the name of the Buyer, its nominee, or the Company on all relevant registers and pay all costs relating to any such recording;

(iii)	to procure the assignment of any Buyer Missing Assets from any Third Party to the Buyer, its nominee, or the Company on terms reasonably acceptable to the Buyer and pay any costs and fees relating to any such assignments, including relating to the negotiation of such assignments; and

(iv)	do, or procure to be done, any other acts or thing and procure the execution of any other document or any registration necessary to vest all rights, title and interests in any Buyer Missing Asset in the Buyer, its nominee, or the Company, including by exercising their powers as shareholders, directors, beneficiaries or trustees and paying any costs and fees relating to any such acts or things, including relating to their negotiation.

(b)	The Sellers’ Representative must notify the Buyer immediately if it comes to any Seller’s attention that there are any Buyer Missing Assets in the possession or control of any Seller, Affiliate of a Seller or Third Party.

5.3	Transfer of domain names

As soon as practicable after Completion the Sellers must ensure that any domain name referred to Table C in Schedule 9 which is not registered in the name of the Company at Completion is so registered.

5.4	Register of members

(a)	Within two weeks of the Completion Date, the Sellers must deliver to the Buyer a fully reconstituted register of members which is compliant with the Corporations Act.

(b)	Any costs associated with complying with their obligation under clause 5.4(a), including the cost of the reconstitution of the register of members and the rectification of any related historical issues, will be borne solely by the Sellers.

5.5	Power of attorney

(a)	The Sellers appoint the Buyer to be their attorney from the Completion Date until the Sale Shares are registered in the name of the Buyer.

(b)	Under this power of attorney, the Buyer may, in the name of the Sellers and on their behalf, do everything necessary or desirable, in the Buyer’s sole discretion, to:

(c)	transfer the Sale Shares;

(d)	exercise any rights, including rights to appoint a proxy or representative and voting rights, attaching to the Sale Shares;

(i)	receive any dividend or other entitlement paid or credited to the Sellers in respect of the Sale Shares; and

(ii)	do any other act or thing in respect of the Sale Shares.

(e)	The Sellers declare that all acts and things done by the Buyer in exercising powers under this power of attorney will be as good and valid as if they had been done by the Sellers and agree to ratify and confirm whatever the Buyer does in exercising power under this power of attorney.

6.	Completion Accounts

6.1	Preparation and delivery of Completion Accounts

The Buyer must prepare and deliver to the Sellers’ Representative no later than 60 Business Days after Completion a draft of a balance sheet of the Company as at Completion (Draft Completion Accounts) in the form and including the items specified in Part D of Schedule 5 and prepared in accordance with principles and policies set out in Part A to Part C of Schedule 5.

6.2	Assistance from the Sellers

The Sellers must, from the Completion Date until the Completion Accounts have been agreed or finalised in accordance with this clause 6, provide all assistance reasonably required to the Buyer to enable it to comply with the provisions of clause 6.1.

6.3	Response to Draft Completion Accounts

(a)	The Sellers’ Representative must within 15 Business Days after the date on which they receive the Draft Completion Accounts give notice to the Buyer either:

(i)	stating that they agree with the Draft Completion Accounts; or

(ii)	stating that they do not agree with the Draft Completion Accounts and specifying:

(A)	each item in the Draft Completion Accounts that they dispute;

(B)	the grounds on which they dispute each such item; and

(C)	the proposed adjustment to each item which they dispute.

(b)	If:

(i)	the Sellers’ Representative gives notice under clause 6.3(a)(i) that they agree with the Draft Completion Accounts; or

(ii)	if at the conclusion of the 15 Business Day period referred to in this clause 6.3 the Sellers’ Representative does not give to the Buyer a notice complying with either clause 6.3(a)(i) or 6.3(a)(ii), then the Draft Completion Accounts will constitute the Completion Accounts for the purposes of this document.

(c)	The Buyer must:

(i)	grant the Sellers’ Representative access to such books and records as are directly relevant to the Draft Completion Accounts for the sole purpose of reviewing the Draft Completion Accounts; and

(ii)	respond to any reasonable queries that the Sellers’ Representative may have in relation to the Draft Completion Accounts.

6.4	Resolution of disputes and finalisation of Completion Accounts

If within the 15 Business Day period referred to in clause 6.3, the Sellers’ Representative gives notice under clause 6.3(a)(ii) (a Dispute Notice) that they dispute any item in the Draft Completion Accounts (each a Disputed Item) then:

(a)	the Draft Completion Accounts are final and conclusive of all matters specified in it which are not specified in the Dispute Notice;

(b)	the Buyer and the Sellers’ Representative must confer and use all reasonable endeavours to resolve each Disputed Item within 10 Business Days after the Dispute Notice is given to the Buyer;

(c)	if any Disputed Item is not resolved between the Buyer and the Sellers’ Representative within the 10 Business Day period referred to in clause 6.4(b) then the Disputed Items must be referred to a firm of accountants agreed by the Buyer and the Sellers’ Representative in writing or, failing such agreement within 5 Business Days, appointed by the Resolution Institute, Brisbane Branch (Expert) for resolution in accordance with clause 6.5;

(d)	the Draft Completion Accounts must be adjusted to reflect the resolution of all Disputed Items resolved in accordance with clause 6.4(b) and the determination of all Disputed Items determined in accordance with clause 6.4(c) and clause 6.5; and

(e)	the Draft Completion Accounts as adjusted under clause 6.4(d) will constitute the Completion Accounts for the purposes of this document.

6.5	Determination by the Expert

The Buyer and the Sellers’ Representative must procure that the Expert determines the Disputed Items referred to the Expert under clause 6.4(c) in accordance with the following provisions:

(a)	the Buyer and the Sellers’ Representative must instruct the Expert to:

(i)	decide the Disputed Items in accordance with the terms of this document and within the shortest possible time and preferably within 20 Business Days after the Disputed Items are referred to the Expert; and

(ii)	provide a report to the Buyer and the Sellers’ Representative stating the determination of the Expert in relation to each Disputed Item referred to the Expert;

(b)	the Expert must decide the procedure to be followed to determine the Disputed Items referred to the Expert;

(c)	the Buyer and the Sellers’ Representative must provide the Expert with any information and assistance reasonably required by the Expert to determine the Disputed Items referred to the Expert;

(d)	all correspondence between a party and the Expert must be in writing and copied to the Buyer and the Sellers’ Representative;

(e)	the Expert acts as an independent expert and not as an arbitrator and the decision of the Expert is final and binding on the parties in the absence of manifest error; and

(f)	the costs of the Expert will be borne 50% by the Buyer and 50% by the Sellers (collectively).

6.6	Completion Accounts to state Actual Working Capital, Actual Cash and Actual Debt

For the purposes of this document, the final Completion Accounts (whether agreed or determined by an Expert) must state the Actual Working Capital, Actual Cash and Actual Debt.

7.	Sellers’ warranties

7.1	Title & Capacity Warranties

Each Seller severally, warrants to the Buyer that each Title & Capacity Warranty as they relate to that Seller and the Sale Shares held by it, is true and correct and not misleading or deceptive as at the date of this document and as at Completion (except where a Title & Capacity Warranty is expressed to be given on a particular date, in which case that Title & Capacity Warranty is given on that date only).

7.2	Business Warranties

The Founder Sellers jointly and severally, represent and warrant to the Buyer that each Business Warranty is true and correct and not misleading or deceptive:

(a)	in respect of each Business’ Warranty that is expressed to be given on a particular date, on that date; and

(b)	in respect of each other Business’ Warranty, on the date of this document and immediately before Completion.

7.3	Separate warranties

Each Sellers’ Warranty must be construed independently and is not limited by reference to another Sellers’ Warranty.

7.4	Inducement

The Sellers acknowledge that they have given the Sellers’ Warranties to the Buyer with the intention of inducing the Buyer to enter into this document and that the Buyer has entered into this document on the basis of, and in reliance on, those Sellers’ Warranties.

7.5	General Indemnity

Subject to the qualification and limitations set out in clause 9:

(a)	each Seller must severally indemnify the Buyer against, and must pay on demand to the Buyer the amount of, any Claim, Loss or Liability that may be suffered or incurred by the Buyer or a Buyer Group Company arising directly or indirectly from, a Title & Capacity Warranty that relates to that Seller or its Sale Shares being untrue, inaccurate or misleading or deceptive; and

(b)	the Founder Sellers must jointly and severally indemnify the Buyer against, and must pay on demand to the Buyer the amount of, any Claim, Loss or Liability that may be suffered or incurred by the Buyer or a Buyer Group Company arising directly or indirectly from any Business Warranty being untrue, inaccurate or misleading or deceptive.

8.	Tax indemnity

8.1	Tax Indemnity

(a)	If the Buyer or the Company receives or suffers a Tax Claim at any time, the Sellers jointly and severally, must pay the Buyer the sum of the:

(i)	Tax Claim Amount for that Tax Claim; and

(ii)	all other Tax Claim Amounts for Tax Claims received or suffered by the Buyer or the Company,

to the extent that the Tax Liability relates to any Tax Period, or period, or part period, up to Completion or relates to any transaction, event, act or omission of the Company on or before Completion.

8.2	Notice of Tax Assessments

After Completion, the Buyer must, and must procure that the Company:

(a)	promptly notifies the Sellers’ Representative in writing of any notice or commencement of any Tax Audit or investigation or non-routine exercise of powers under any Tax Law or any dispute with a Tax Authority in relation to a period prior to Completion, to the extent it may reasonably be expected to give rise to a Tax Claim;

(b)	provide the Sellers’ Representative with a copy of any Tax assessments or any other documentation issued by a Tax Authority in respect of the Company relating to any period before Completion, within 10 Business Days after receipt by the Buyer or the Company (as the case may be); and

(c)	not initiate or amend, or permit the self-amendment of, any Tax Returns that relate to the period prior to Completion, without the prior written consent of the Sellers’ Representative (such consent not to be unreasonably withheld), except where required for the Company to comply with the law.

8.3	Sellers not liable

Without limiting the limitations in clause 9, no Seller is liable under the Tax Warranties or the Tax Indemnity in respect of a Tax Claim:

(a)	(statements): to the extent that any liability for Tax is specifically accrued in the Completion Accounts;

(b)	(failure after the Completion Date): to the extent that the Tax Claim results from (or the amount of the Tax Claim is increased because of) the failure by the Company after the Completion Date to:

(i)	lodge any return, notice, objection or other document in relation to the Tax Claim;

(ii)	claim all or any portion of any relief, allowance, deduction, credit, rebate or right to repayment otherwise only allowable to the Company; or

(iii)	disclose or correctly describe in any return, notice, objection or other document relating to the Tax Claim any relevant matter relating to the Tax Claim (but only if the matter was, or might reasonably be expected to have been, within the knowledge of the Company), provided that failure arising under any of the above paragraphs was not directly or indirectly caused by the unreasonable actions or omissions of that Seller; or

(c)	(amendments): to the extent that it arises from the Company amending or requesting an amendment to a Tax Return or other Tax filing after Completion which was filed by the Company prior to Completion, unless the Sellers’ Representative has given their prior written consent to the amendment or the amendment is otherwise required by Law.

8.4	Claim refund

If, following a payment by the Sellers of a Tax Claim Amount, an amount of Tax which is directly referable to the Tax Claim is refunded either in cash or by credit to the Buyer or the Company (including any amount or credit received following a successful objection or appeal), then the Buyer must within 5 Business Days of the refund:

(a)	notify the Sellers’ Representative of the amount of the refund; and

(b)	pay an amount to the Sellers (in their Respective Proportions) equal to the lesser of:

(i)	the refund less all reasonable third party costs and Tax incurred after Completion by the Buyer or the Company in obtaining the refund, if any; and

(ii)	the amount of the payment made by the Sellers with respect to the particular Tax Claim.

9.	SPECIFIC INDEMNITIES

9.1	Specific indemnities

Each Founder Seller, on a joint and several basis, indemnifies the Buyer and each other Buyer Group Company, and must pay the Buyer or the relevant Buyer Group Company (for whom the Buyer enters this clause 9.1 as trustee) on demand the amount of any Loss, Claim or Liability (including Taxes or Duties) suffered by the Buyer or Buyer Group to the extent the Loss, Claim or Liability arises from or relates to or is in connection with any of the following:

(a)	(Corporate registers) any failure to maintain, loss, destruction, reconstruction of, or inaccuracy in, any statutory register of the Company required to be maintained by Law in the period prior to Completion;

(b)	(Undocumented arrangements) the engagement of each Founder Seller and Jessica Bridge by the Company (whether as an employee, contractor or otherwise) before Completion;

(c)	(contractors) the actual or alleged misclassification of a person (including offshore workers) as an independent contractor instead of an employee and any Claim for actual or alleged underpayment of that person under any Industrial Instrument, applicable legislation (including the Fair Work Act 2009 (Cth), Tax laws and superannuation laws), including under foreign laws;

(d)	(employment laws) any failure by the Company, at any time before Completion, to comply with any applicable employment law in Australia or overseas including any modern award, enterprise agreement or industrial instrument (as defined in the Fair Work Act 2009 (Cth));

(e)	(Transaction Costs) any Transaction Costs incurred by the Company prior to Completion; and

(f)	(Customer disputes) the dispute between the Company and Ultimate Offroad (Vic) Pty Ltd including, without limitation, the costs incurred by the Buyer or a Buyer Group Company in connection with negotiating, defending and settling such dispute.

10.	Limitation of liability

10.1	Strict Liability – Title & Capacity Warranties

Notwithstanding any other provision of this document, the parties agree that a Seller has no liability for any Warranty Claim arising out of a breach by another Seller of any of the Title & Capacity Warranties.

10.2	Disclosure

The Buyer may not bring a Warranty Claim (other than a Claim made under the Title & Capacity Warranties or the Tax Warranties) under this document to the extent that the relevant fact, matter or circumstance giving rise to such Warranty Claim:

(a)	is provided for or contained in this document;

(b)	was Disclosed to the Buyer in the Disclosure Material;

(c)	would have been discovered by the Buyer had it conducted searches of publicly available records in respect of the Company or its business prior to the date of this document, including searches of:

(i)	the records maintained by the ASIC as at 19 May 2026;

(ii)	the PPSR as at 19 May 2026;

(iii)	IP Australia as at 20 May 2026;

(iv)	the High Court of Australia, the Federal Court of Australia, or any State or Territory court as at 19 May 2026;

(v)	any register of judgments, insolvency notices or bankruptcy maintained by the Australian Financial Security Authority as at 19 May 2026; and

(vi)	the Australian Business Register as at 20 May 2026.

10.3	Acknowledgments

The Buyer acknowledges and agrees that:

(a)	it has had the opportunity to conduct, and has conducted, its own due diligence investigations in relation to the Company and the Business (including the Disclosure Material);

(b)	in entering into this document, it has solely relied on the Disclosure Materials, its own searches, investigations and inquiries in relation to the Company and the Business, except to the extent expressly provided in this document (including the Sellers’ Warranties); and

(c)	it has received independent professional advice (including legal, accounting, tax and financial advice) concerning this document and the transactions contemplated by this document.

10.4	Maximum Liability

(a)	The maximum aggregate liability of a Seller in respect of all Warranty Claims and under the Tax Indemnity:

(i)	for breaches of the Title & Capacity Warranties by that Seller is limited to 100% of the Purchase Price paid to or on behalf of that Seller; and

(ii)	for breach of the Business Warranties by, and Claims under the Tax Indemnities against, a Founder Seller is limited to 100% of the Purchase Price paid to or on behalf of the Founder Sellers.

(b)	The liability of the Sellers in respect of the specific indemnities is limited to:

(i)	in respect of the specific indemnity in clause 9.1(a) – 100% of the total Purchase Price;

(ii)	in respect of all other specific indemnities – the Purchase Price received by the Founder Sellers.

(c)	For the avoidance of doubt, the references to ‘Purchase Price’ in clause 10.4(a) is a reference only to the part of the Purchase Price which has actually been paid to or at the direction or, or received by, the relevant Seller at the relevant point in time.

10.5	Financial Limits on Claims

The Sellers will not be liable for a Warranty Claim (other than for breach of a Title & Capacity Warranty), unless:

(a)	the amount of the Warranty Claim is AUD$25,000 or more (Qualifying Claim); and

(b)	the aggregate of all Qualifying Claims exceeds AUD$50,000,

in which case, subject to this clause, the Sellers will be liable for the whole amount of all Qualifying Claims and not just the excess.

10.6	Time Limits

(a)	The Buyer cannot make a Warranty Claim or a Claim under the Tax Indemnity unless the Buyer has given written notice of the Claim to the Sellers’ Representative under clause 10.7 on or before the date specified against the type of Claim below:

Claim relating to	Time limit:
Tax Indemnity or Tax Warranty	6 years after the Completion Date
Title & Capacity Warranty	6 years after the Completion Date
Any other Sellers’ Warranty	2 years after the Completion Date

(b)	No Seller has liability for a Warranty Claim or a Claim under the Tax Indemnity unless:

(i)	a Claim has been settled; or

(ii)	legal proceedings in a court of competent jurisdiction for the Claim have been commenced by the Buyer against the Seller within twelve months of the Claim being notified by the Buyer under clause 10.7.

10.7	Notice of potential Claim

(a)	If the Buyer becomes aware of facts, matters or circumstances which it concludes based on advice from its legal counsel will entitle it to make a Warranty Claim or a Claim under the Tax Indemnity it must give notice to the Sellers’ Representative on or before the date 60 Business Days after becoming aware of that fact, matter or circumstance.

(b)	Any notice given by the Buyer under clause 10.7(a) must specify the fact, matter or circumstance giving rise to the Claim and a summary of the Claim (so far as they are known to the Buyer) including the Buyer’s bona fide and reasonable calculation or estimate of the loss suffered (to the extent practicable or available at the time).

(c)	Any failure by the Buyer to provide notice in accordance with clauses 10.7(a) and 10.7(b) does not preclude the Buyer’s ability to bring a Warranty Claim or a Claim under the Tax Indemnity, provided always that the Buyer has complied with clause 10.6 in respect of that Warranty Claim or a Claim under the Tax Indemnity.

10.8	Other Limitations

The Sellers are not liable in respect of any Warranty Claim in respect of this document to the extent that:

(a)	other than in respect of a Title & Capacity Warranty, specific provision has been made for that fact, matter or circumstance in the Completion Accounts;

(b)	the Claim is contingent, prospective, not ascertained or ascertainable, unless and until the Buyer suffers actual Loss in respect of such Claim, however this does not prevent the Buyer from giving notice of any Claim arising under this document in respect of such contingent, prospective or non-ascertainable liability;

(c)	the Claim is for Consequential Loss;

(d)	the Claim arises from, or is increased as a result of:

(i)	the enactment or amendment of any legislation or regulation; or

(ii)	a change in the judicial interpretation of any Law,

in each case after the Completion Date and which was not foreseeable or announced before the date of this document;

(e)	the Claim arises from, or is increased by, anything done by or on behalf of any Seller or the Company prior to Completion at the written direction of the Buyer, and where the Buyer has been provided with sufficient information at the time of providing that direction to be able to reasonably assess the breach of Warranty (or Warranties) likely to arise from the thing done by or on behalf of any Seller or the Company based on that direction; or

(f)	the Claim is capable of remedy and is remedied to the reasonable satisfaction of the Buyer on or before the date being 20 Business Days after the Sellers’ Representative receives notice of the Claim under clause 10.7(a).

10.9	Exclusions

The Buyer acknowledges and agrees with the Sellers that:

(a)	the only representations and warranties on which the Buyer has relied entering into this document are those set out in Schedule 6 of this document and the Buyer must not make any Warranty Claim asserting reliance on any representation or warranty, other than the Sellers’ Warranties;

(b)	to the maximum extent permitted by Law, all other terms, conditions, warranties, representations and undertakings (whether express or implied) and whether oral or in writing or given by the Sellers or any of their Representatives are expressly excluded;

(c)	the Sellers have not made any warranty or representation as to the accuracy of any forecast, budget, estimate, projection, statement of opinion or statement of intention provided to the Buyer before the date of this document;

(d)	it is not entering into this document in reliance on, and it may not rely on, any forecast, budget, estimate, projection, statement of opinion or statement of intention; and

(e)	the only person entitled to make a Warranty Claim is the Buyer and then only strictly in accordance with and subject to this document.

10.10	No double recovery

The Buyer is not entitled to recover more than once for the same liability under this document.

10.11	Tax benefit

In determining the liability of the Sellers for a breach of any Sellers’ Warranty, account must be taken of the demonstrated amount by which any Tax for which the Buyer or, after Completion, the Company is accountable or liable to be assessed is either increased or is reduced or extinguished as a direct result of the liability or any matter giving rise to such liability.

10.12	Gross up for Tax

If the Sellers are (or a particular Seller is) liable to the Buyer or a Buyer Group Company under a Claim made under or in connection with this document, and:

(a)	any such payment is assessable under the Tax Act such that the payment increases the Tax payable by, or reduces the tax relief available to, the Buyer or Buyer Group Company under the Tax Act;

(b)	as a consequence of the receipt of a payment referred to in 10.12(a), an amount of taxable income arises to the Buyer or Buyer Group Company under the Tax Act,

then in addition to the Claim, the Sellers (or the particular Seller) must promptly pay to the Buyer or Buyer Group Company such additional amount equal to an amount that would be necessary to ensure the Buyer or Buyer Group Company (as applicable) is compensated for the value of the tax relief lost, or that the net amount retained by the Buyer or Buyer Group Company (as applicable), after deduction of Tax or payment of the increased income tax, equals the amount the Buyer or Buyer Group Company (as applicable), would have retained had the Tax or increased income tax not been payable or the tax relief not been lost (the Tax Gross Up Amount).

10.13	Recovery

If the Sellers have paid any amount to the Buyer or the Company in relation to any Claim under this document and the Buyer or the Company receives any amount (including any credit, discount, payment or otherwise) in respect of the matter giving rise to the Claim (including payment under any insurance policy) then the Buyer must pay, or procure the Company to pay, to the Sellers, in their Respective Proportions, the lesser of the amount paid by the Sellers in respect of the Claim and the amount received by the Buyer or the Company from the other person (after deducting all costs, expenses, Tax, interest and penalties incurred by the Buyer or the Company in respect of the recovery).

10.14	Independent limitations

Each qualification and limitation in this clause 10 is to be construed independently of the others and is not limited by any other qualification or limitation.

11.	Buyer’s warranties

(a)	In consideration of each Seller agreeing to sell that Sale Shares to the Buyer on the terms and conditions of this document, the Buyer gives the Buyer’s Warranties in favour of the Sellers on the date of this document and immediately prior to Completion.

(b)	Each of the Buyer’s Warranties remain in full force after Completion, is separate and independent and not limited or restricted by any other Buyer’s Warranty.

(c)	The Buyer indemnifies the Seller against, and must pay to the Seller on demand, an amount equal to, all Loss suffered or incurred any Seller after Completion as a result of a breach of any Buyer’s Warranty.

12.	Escrow

12.1	Escrow arrangement

(a)	On Completion, the Buyer and the Sellers must each execute and deliver (and must procure that the Escrow Agent executes and delivers) to the other parties the Escrow Deed.

(b)	The Buyer and the Sellers agree that:

(i)	the Buyer and the Sellers will appoint the Escrow Agent to hold the Total Escrow Amount in the Escrow Account in accordance with this clause 12 and the Escrow Deed;

(ii)	the Total Escrow Amount will be paid on the Completion Date by the Buyer to the Escrow Account to be held by the Escrow Agent in accordance with the Escrow Deed; and

(iii)	any payment to the Buyer out of the Escrow Account in accordance with this clause 12 is an adjustment to the Purchase Price.

(c)	From Completion:

(i)	the Escrow Account must be operated, and the Total Escrow Amount and interest accruing on it (or any part of it) must be applied, in accordance with this clause 12; and

(ii)	the Buyer and the Seller must promptly give or join in giving all such instructions as are necessary to procure the operation of the Escrow Account, and application of the Total Escrow Amount and interest accruing on it (or any part of it), in accordance with the provisions of this clause 12.

12.2	Payments from Escrow Account

(a)	Following Completion, the Total Escrow Amount must be held in the Escrow Account in accordance with the terms of this clause 12 and the Escrow Deed.

(b)	The parties:

(i)	agree that no amount will be released by the Escrow Agent out of the Escrow Account other than in accordance with this clause 12 and the Escrow Deed; and

(ii)	must take all steps as reasonably necessary to permit the distribution of amounts in the Escrow Account in accordance with this clause 12 and the Escrow Deed.

12.3	Entitlement to First Escrow Amount

(a)	The parties acknowledge this clause 12.3 applies only to the First Escrow Amount.

(b)	The Buyer is entitled to each Buyer Escrow Entitlement from the Escrow Amount Balance if:

(i)	there is a Properly Made Escrow Claim before the Escrow Payment Date; and

(ii)	that Properly Made Escrow Claim is Finally Resolved in favour of the Buyer (whether before or after the applicable Escrow Payment Date),

and that Buyer Escrow Entitlement is payable at the times and in accordance with the terms of the Escrow Deed.

(c)	The Seller is entitled from the Escrow Amount Balance:

(i)	on the applicable Escrow Payment Date:

(A)	the Escrow Amount Balance;

(B)	less the aggregate of all Unresolved Buyer Claim Estimates (if any) at that date,

(if that amount is a positive figure) (Seller Escrow Entitlement); and

(ii)	after each Unresolved Buyer Claim is Finally Resolved, to the:

(A)	Escrow Amount Balance;

(B)	less the Finally Resolved Amount in respect of that Unresolved Buyer Claim (to the extent Finally Resolved in favour of the Buyer);

(C)	less all Unresolved Buyer Claim Estimates (if any) at that time,

(if that amount is a positive figure) (Seller Escrow Entitlement),

the Seller Escrow Entitlement being payable at the times and in accordance with the terms of the Escrow Deed.

12.4	Entitlement to Second Escrow Amount

(a)	The parties acknowledge this clause 12.4 applies only to the Second Escrow Amount.

(b)	The Buyer is entitled to each Buyer Escrow Entitlement from the Escrow Amount Balance if:

(i)	there is a Properly Made Escrow Claim before the Escrow Payment Date; and

(ii)	that Properly Made Escrow Claim is Finally Resolved in favour of the Buyer (whether before or after the applicable Escrow Payment Date),

and that Buyer Escrow Entitlement is payable at the times and in accordance with the terms of the Escrow Deed.

(c)	The Seller is entitled from the Escrow Amount Balance:

(i)	on the applicable Escrow Payment Date:

(A)	the Escrow Amount Balance;

(B)	less the aggregate of all Unresolved Buyer Claim Estimates (if any) at that date,

(if that amount is a positive figure) (Seller Escrow Entitlement); and

(ii)	after each Unresolved Buyer Claim is Finally Resolved, to the:

(A)	Escrow Amount Balance;

(B)	less the Finally Resolved Amount in respect of that Unresolved Buyer Claim (to the extent Finally Resolved in favour of the Buyer);

(C)	less all Unresolved Buyer Claim Estimates (if any) at that time,

(if that amount is a positive figure) (Seller Escrow Entitlement),

the Seller Escrow Entitlement being payable at the times and in accordance with the terms of the Escrow Deed.

12.5	Purchase Price Reduction

The Purchase Price is reduced by the amount equal to the aggregate of all Buyer Escrow Entitlements.

12.6	Buyer’s rights not limited

The provisions of this document relating to the Buyer’s call on the Escrow Amount Balance will not limit the Buyer’s other rights and remedies in respect of any Claim.

13.	Post-completion obligations

13.1	Tax Returns

(a)	After the Completion Date, the Buyer must, or must procure that the Company, prepare and lodge all Tax Returns:

(i)	in respect of any Tax Periods ending on or before the Completion Date, which have a due date after the Completion Date (Pre-Completion Tax Period); and

(ii)	in respect of any Tax Period that starts before the Completion Date and ends after the Completion Date (Straddle Period),

so that any Tax Return for the Pre-Completion Tax Period and Straddle Period are lodged with the relevant Tax Authority at the latest, by the last day on which they can be lodged without the imposition of penalties or interest charges.

(b)	In preparing a Tax Return under this clause 13.1 for the Pre-Completion Tax Period and Straddle Period:

(i)	the Buyer must ensure that the Tax Return is prepared in a manner consistent with the requirements of any Tax Law;

(ii)	the Sellers agree to provide the Buyer reasonable assistance in preparing any Pre-Completion Tax Period and Straddle Period Tax Return, including providing the Buyer with any and all information within each Seller’s possession which is necessary in order for the Buyer to satisfy its obligations;

(iii)	the Buyer must, no later than:

(A)	six Business Days before the due date for lodgement for a business activity statement;

(B)	six Business Days before the due date for lodgement for a payroll tax return; and

(C)	no later than 30 Business Days before the due date for lodgement for any other Tax Return,

provide the Sellers’ Representative with a copy of the Tax Return and supporting calculations for the Sellers’ Representative’s review and comment;

(iv)	if the Sellers’ Representative objects to any item in a relevant Tax Return, the Sellers’ Representative must notify the Buyer of the objection as soon as reasonably practicable and in any event, no later than:

(A)	two Business Days before the due date for lodgement for a business activity statement;

(B)	two Business Days before the due date for lodgement for a payroll tax return; and

(C)	no later than 15 Business Days before lodgement for any other Tax Return,

and the parties must attempt in good faith to resolve the dispute; and

(v)	if the parties cannot resolve the dispute referred to in clause 13.1(b)(iv) by agreement by the due date for lodgement of the Tax Return, the Buyer must, or must procure the Company to:

(A)	lodge the Tax Return as prepared by the Buyer by the due date for lodgement;

(B)	appoint to resolve the dispute in accordance with clause 13.1(c):

i)	a chartered accountant (or an internationally recognised firm of accountants) agreed between the Buyer and the Sellers’ Representative; or

ii)	failing agreement, within five Business Days of either Buyer or the Sellers’ Representative requesting it in writing, an independent chartered accountant with at least 10 years’ experience appointed by the Chair of Resolution Institute (ACN 008 651 232) or such Chair’s designated representative,

(Independent Tax Reviewer); and

(C)	if required as a result of the Independent Tax Reviewer’s determination, make, file, lodge or submit an amended Tax Return which reflects the resolution of the disputed items.

(c)	The parties agree that, on the appointment of an Independent Tax Reviewer under clause 13.1(b)(iv):

(i)	in the absence of manifest error, the determination of the Independent Tax Reviewer will be final and binding on the parties for all purposes of this agreement;

(ii)	the Independent Tax Reviewer will act as an independent expert and not as an arbitrator;

(iii)	the Independent Tax Reviewer must decide the procedure to be followed;

(iv)	having regard to the sensitivity of any confidential information, the Independent Tax Reviewer will be entitled to take advice from any person considered by them to have expert knowledge with reference to the matter in question;

(v)	all correspondence between a party and the Independent Tax Reviewer must be in writing and copied to the other parties;

(vi)	the Buyer, the Sellers’ Representative and the Sellers must keep all information disclosed during the Independent Tax Reviewer’s determination confidential; and

(vii)	the fees and expenses of the Independent Tax Reviewer are to be paid by the Buyer as to 50% and the Sellers as to 50%.

(d)	Following Completion, the Buyer and the Sellers must:

(i)	assist any party in preparing any Tax Returns for the Company that that party is responsible for preparing and filing;

(ii)	cooperate fully in preparation for any audits of, or disputes with any Government Agency regarding, any Tax Returns of the Company, whether previously filed or delinquent;

(iii)	provide timely notice to the other party of any pending or threatened Tax audits or assessments of the Company for taxable periods for which such parties may be liable under this agreement; and

(iv)	preserve all information, records and documents relating to the Tax Liabilities and potential Tax Liabilities of the Company for all periods up to the Completion Date until the expiration of any applicable statute of limitations (including any extensions).

(e)	Each party must pay its own costs in connection with this clause 13.1 (including the costs of presenting its case to the Independent Tax Reviewer).

13.2	Audit

(a)	The Seller acknowledges that the Company’s financial statements will be required to undergo a PCAOB Audit to be completed by no later than 30 June 2026.

(b)	In respect of the PCAOB Audit, the Seller agrees to:

(i)	use all reasonable endeavours to assist in the PCAOB Audit;

(ii)	provide full access to Company books, records, systems, and contracts;

(iii)	procure that the Company’s finance team is reasonably available to assist with audit coordination and responding to queries; and

(iv)	procure that the Company’s third party or internal accountants and other relevant representatives, including personnel are reasonably and promptly available, responsive, and engaged in the performance of the PCAOB Audit.

14.	Termination

14.1	Termination by Buyer

This document may be terminated at any time before Completion by the Buyer if the Sellers fail to deliver to the Buyer each of the documents and instruments required to be delivered by them at Completion as detailed in clause 4.2 or fail to otherwise perform all of their obligations required to be performed at Completion, and then only where the Sellers do not remedy any such failure within 10 Business Days of the Buyer giving them written notice setting out details of the specific failure to perform, comply or deliver.

14.2	Termination by Sellers’ Representative

This document may be terminated at any time before Completion by the Sellers’ Representative if the Buyer fails to deliver to the Sellers each of the documents and instruments required to be delivered by it at Completion as detailed in clause 4.3, or fails to otherwise perform all of its obligations required to be performed at Completion (including but not limited to, the obligation to pay the Completion Payment), and then only where the Buyer does not remedy any such failure within 10 Business Days of the Sellers’ Representative giving the Buyer written notice setting out details of the specific failure to perform, comply or deliver.

14.3	Effect of Termination

If this document is terminated under clause 14.1 or 14.2 then each party is relieved of any further obligations under this document, other than the clauses set out in clauses 14.5 which will survive termination.

14.4	Rights not limited

Termination of this document in accordance with this clause 14 will not limit or affect any accrued rights of a party arising from any breach of this document by another party before termination, including where such breach is the basis for termination by another party.

14.5	Survival

Clauses 1.6 (Appointment of Sellers’ Representative), 15 (Confidentiality), 17 (GST), 20 (Notices), 22 (Miscellaneous), and this clause 14 (and those provisions of clause 1 which go to the interpretation of those clauses) continue to apply after termination of this document.

14.6	Return of Confidential Information

Upon termination of this document, the recipient of Confidential Information must immediately cease to use any records and materials, in any form, in its possession or control which contain or embody any Confidential Information and to the extent any such records and materials are electronic, delete all electronic copies of them and, otherwise, return such records and materials to the party that disclosed that information.

15.	Confidentiality

15.1	Confidentiality obligation

Subject to clause 15.2, each party must treat as confidential, and keep confidential and not disclose, any Confidential Information provided to it by, or on behalf of, any other party and must:

(a)	use its best endeavours to protect the confidentiality of the Confidential Information; and

(b)	subject to clause 15.4 not make any press or other announcements relating to Confidential Information.

15.2	Permitted disclosures

No party may disclose Confidential Information provided to it by any other party other than:

(a)	subject to clause 15.3, to its officers, employees, and advisers, auditors, financiers and to the legal advisers of its financial advisers or financiers;

(b)	subject to clause 15.3, with the prior written consent of the other party; and

(c)	to the extent:

(i)	required by:

(A)	Law (including any mandatory Securities Exchange Commission filings);

(B)	the rules of any stock exchange (including NASDAQ);

(C)	reasonably requested by a Tax Authority in connection with a Tax Audit; or

(D)	any applicable accounting standards; or

(ii)	ordered by any court,

having, to the extent practicable, consulted with the other party with a view to agreeing the form, content, timing and manner of disclosure, and to the maximum extent possible claimed any rights of confidentiality that it might be afforded under such laws, rules, standards or court orders.

15.3	Disclosure to other persons

If a party discloses Confidential Information it must use reasonable endeavours to ensure that no person to whom it disclosed that Confidential Information discloses it to any other person.

15.4	Announcement

(a)	All press releases and other public announcements relating in any way to this document must be in terms agreed by the Sellers’ Representative and the Buyer. The Sellers’ Representative and the Buyer have agreed that an announcement may be made in an agreed form after the date of this document.

(b)	Clause 15.4(a) does not apply to an announcement, communication or circular (Disclosure) to the extent required by Law or the rules of any stock exchange provided that as soon as reasonably practicable prior to making such Disclosure, the party required to make the Disclosure consults with the other parties as to the form of the Disclosure.

16.	Restraint

16.1	Non-compete

Subject to clause 16.2, each Restricted Party must not, directly or indirectly, and must procure that each of their Affiliates do not, during any of the Restricted Periods and within any of the Restricted Areas, do or attempt to do any of the following:

(a)	participate in, promote, carry on, operate, or otherwise engage in (whether directly or indirectly) a Competing Business;

(b)	be interested or concerned in (whether alone or in association with or in partnership with or as a member, shareholder, unitholder, director, principal, agent, beneficiary, partner, trustee, financier or in any other capacity) any entity conducting a Competing Business;

(c)	provide any financial assistance to any entity which has any direct or indirect interest in a Competing Business; or

(d)	solicit or entice, seek to solicit or entice, or accept an approach from, any person who is a customer of the Business (or was a customer of the Business in the 12 months prior to Completion) for the benefit of a Competing Business or with the intention or likely consequence of that customer ceasing or reducing the business it does or may other have done with the Business.

16.2	Application of clause 16.1 to Restricted Affiliates

Each Restricted Party must ensure that each of its Restricted Affiliates complies with clause 17.1 as though a reference to the Restricted Party were a reference to its Restricted Affiliate.

16.3	Exception to non-compete

Clause 16.1 does not prohibit the Restricted Party or any of the Restricted Affiliates from:

(a)	holding securities in the Buyer;

(b)	being employed or engaged by the Buyer or the Company after Completion as an employee or independent contractor;

(c)	holding up to a maximum of 5% of the issued capital of a body corporate or a unit trust listed on a recognised stock exchange, or being regarded as holding such an interest under the Corporations Act; or

(d)	any act required or anticipated by this document, or any act otherwise undertaken with the prior written consent of the Buyer.

16.4	Non-solicitation

Subject to clause 16.6, each Restricted Party must not, directly or indirectly, during any of the Restricted Periods, do or attempt to do any of the following:

(a)	solicit or entice any person who is an employee or contractor in respect of the Company to terminate his or her employment or contracting arrangement with the Company; or

(b)	otherwise interfere to the detriment of the Company with the relationship between the Company and any of its suppliers, customers, employees or contractors.

16.5	Application of clause 16.4 to Restricted Affiliates

Each Restricted Party must ensure that each of its Restricted Affiliates complies with clause 16.4 as though a reference to the Restricted Party were a reference to its Restricted Affiliate.

16.6	Exceptions to non-solicitation

Clause 16.4 does not prohibit a Restricted Party, or Restricted Affiliates from employing any person who seeks employment at their own initiative or responds to a bona fide public advertisement concerning a vacant position that is not targeted specifically at that employee, officer or service provider.

16.7	Restraints cumulative

Each of the restraints in clauses 16.1 and 16.4 resulting from the various combinations of the Restricted Periods and the Restraint Areas, is a separate, severable and independent restraint and:

(a)	clause 22.9 applies to each of those restraints; and

(b)	the invalidity or unenforceability of any of the restraints in clauses 16.1 or 16.4 does not affect the validity or enforceability of any of the other restraints in those clauses.

16.8	Acknowledgments

Each Restricted Party acknowledges and agrees that:

(a)	in the period prior to Completion, it had a high level of knowledge of, and influence over, customers, employees and other staff members of the Business;

(b)	having regard to the circumstances contemplated in clause 16.8(a), each of the prohibitions and restrictions in this clause 16 is reasonable in the circumstances and necessary to protect the value of the Sale Shares, the goodwill and value of the Business, the confidential and proprietary information of the Company and the relationship (contractual or otherwise) between the Company (on the one hand) and each customer, supplier and personnel (on the other hand);

(c)	substantial and valuable consideration will be received by it on Completion for each separate covenant and restraint in this clause 16;

(d)	damages are not be an adequate remedy if the Restrict Party breaches this clause 16;

(e)	it has obtained, or has had the opportunity to obtain, independent legal advice in relation to the contents and effect of this clause 16;

(f)	the Buyer may apply for injunctive relief if the Restricted Party breaches or threatens to breach this clause 16 or the Buyer has reason to believe that the Restricted Party is likely to breach this clause 16; and

(g)	the Buyer may require the Restricted Party to provide evidence confirming to the satisfaction of the Buyer that it is not in breach of any of the restrictions in this clause 16.

17.	Parent company guarantee

17.1	Guarantee and indemnity

The Parent Company unconditionally and irrevocably guarantees to the Sellers the due and punctual performance and observance by the Buyer of its obligation to pay the Purchase Price under this document.

18.	Guarantee

18.1	Consideration

The Founder Guarantors acknowledge:

(a)	entering this document in return for the Buyer agreeing to purchase the Sale Shares at the Founder Guarantors’ request and for other valuable consideration; and

(b)	that the Buyer relies on the operation of this clause 17.

18.2	Guarantee and indemnity

The Founder Guarantors unconditionally and irrevocably:

(a)	guarantee to the Buyer and the Company the due and punctual performance and observance by the Founder Sellers of all of the obligations contained in or implied under this document that must be performed and observed by the Founder Sellers (Guaranteed Obligations); and

(b)	indemnifies the Buyer and the Company against, and must pay on demand amounts equal to, any Liability of the Buyer and the Company in relation to:

(i)	any Guaranteed Obligation (or which would be or become a Guaranteed Obligation if enforceable, valid and not illegal) being or becoming unenforceable, invalid or illegal;

(ii)	the Founder Sellers failing, or being unable, to pay any amount or to perform any of its Guaranteed Obligations in accordance with this document; or

(iii)	any amount that the Founder Sellers are required to pay in respect of its Guaranteed Obligations under this document not being recoverable from the Founder Seller,

in each case, for any reason and whether or not the Buyer knew or ought to have known about those matters.

18.3	Non-payment or non-performance

If the Founder Sellers do not:

(a)	pay any amount it is obliged to pay under the Guaranteed Obligations in accordance with this document, the Founder Guarantors must pay that amount on demand as if it was the Founder Seller; or

(b)	perform any of the other Guaranteed Obligations under this document, the Founder Guarantors must perform, or procure the performance of, those obligations (on demand by the Buyer) in accordance with this document.

18.4	Demands

A demand under this clause 17 may be made at any time and from time to time, and need only specify the obligation to be fulfilled.

18.5	Immediate recourse

The Founder Guarantors waive any right it may have to require the Buyer or the Company to proceed against, or enforce any other rights or claim payment from, any other person before claiming from the Founder Guarantors under this clause 17.

18.6	Continuing obligations

The guarantee and indemnity in this clause 17:

(a)	extends to the present and future balance of all the money payable by the Founder Sellers in connection with this document;

(b)	is not wholly or partially discharged by the payment of any amount payable by the Founder Sellers under this document or the settlement of any account by the Founder Sellers; and

(c)	continues until all obligations of the Founder Sellers under this document have been completely fulfilled.

18.7	Extent of guarantee and indemnity

This clause 17 applies and the obligations of the Founder Guarantors are not reduced or discharged by (whether or not a Founder Seller, the Buyer or the Company is aware of it or consents to it and despite any legal rule to the contrary):

(a)	any transaction or agreement, or amendment, novation or assignment of this document, whether with or without the Founder Guarantors’ knowledge or consent;

(b)	a rule of law or equity to the contrary;

(c)	an insolvency event affecting a person or the death of a person;

(d)	a change in the constitution, membership, or partnership of a person;

(e)	the partial performance of the Guaranteed Obligations;

(f)	any judgment or order being obtained or made against, or the conduct of any proceedings by, the Founder Seller or another person;

(g)	one or more of the Guaranteed Obligations, this document or any provision of this document being void, voidable, unenforceable (whether by reason of a legal limitation, disability or incapacity on the part of the Founder Seller and whether this document is void ab initio or is subsequently avoided), defective, released, waived, novated, enforced or impossible or illegal to perform;

(h)	any amount that the Founder Sellers are required to pay under this document not being recoverable;

(i)	the exercise or non-exercise of any right, power, discretion or remedy of the Buyer or the Company;

(j)	any set-off, combination of accounts or counterclaim;

(k)	any default, misrepresentation, negligence, breach of contract, misconduct, acquiescence, delay, waiver, mistake, failure to give notice or other action or inaction of any kind (whether or not prejudicial to the Founder Seller) by a party to this document or any other person;

(l)	the Buyer or the Company granting any time or other indulgence or concession to, compounding or compromising with, or wholly or partially releasing the Founder Sellers or the Founder Guarantors of an obligation; or

(m)	another thing happening that might otherwise release, discharge or affect the obligations of the Founder Guarantor under this document.

18.8	Principal and independent obligation

Each guarantee, indemnity and other obligation of the Founder Guarantors in this document is:

(a)	a principal obligation and is not to be treated as ancillary, collateral or limited by reference to another right or obligation; and

(b)	independent of and not in substitution for or affected by another security interest or guarantee or other document or agreement which the Buyer, the Company or another person may hold concerning the Guaranteed Obligations.

18.9	Deferral of certain rights

Until all Guaranteed Obligations have been performed, the Founder Guarantors may not (either directly or indirectly) without the Buyer’s prior written consent:

(a)	claim, exercise or attempt to exercise a right of set-off, counterclaim or any other right or raise any defence against the Founder Sellers which might reduce or discharge the Founder Guarantors’ Liability under this clause 17;

(b)	claim or exercise a right of subrogation or contribution or otherwise claim the benefit of a security, irrespective of whether or not that security:

(i)	relates to the Guaranteed Obligations;

(ii)	is given by the Founder Guarantor; or

(iii)	is in favour or for the benefit of the Buyer or the Company;

and any money a Guarantor receives in breach of this clause 18.9(b) must be paid promptly to the Buyer or the Company (as the case requires); or

(c)	unless the Buyer or the Company has given a direction to do so (in which case the Founder Guarantors must do so in accordance with the direction as trustee for the Buyer or the Company (as the case requires)):

(i)	prove, claim or exercise voting rights in the Founder Sellers’ liquidation, or otherwise claim or receive the benefit of any distribution, dividend or payment arising out of the Founder Sellers’ liquidation on any account; or

(ii)	demand, or accept payment of, any money owed to the Founder Guarantor by the Founder Sellers,

and any such money it receives must be paid promptly to the Buyer or the Company (as the case requires).

18.10	Prove in liquidation

Each Founder Guarantors irrevocably authorises the Buyer to prove in the liquidation or other relevant insolvency event affecting the Buyer for all money that the Founder Guarantor can claim against the Founder Seller on any account. The Buyer need only account to the Founder Guarantors for distributions it receives in excess of any Guaranteed Obligations, without interest.

18.11	Enforcement against Guarantor

The Buyer may enforce this clause 17 against the Founder Guarantors without first having to resort to another guarantee or security interest or other agreement relating to the Guaranteed Obligations.

19.	GST

19.1	Definitions

Any terms capitalised in clause 17 and not already defined in clause 1.1 have the same meaning as to those terms in the GST Act.

19.2	Financial Supply

The parties agree that the sale of the Sale Shares under this document constitutes a Financial Supply. Consequently, the Purchase Price is an Input-Taxed Supply under the GST Law and therefore, excludes any amount on account of GST.

19.3	Consideration is exclusive of GST

Notwithstanding clause 19.2 and unless otherwise expressly stated, all prices or other sums payable or all amounts paid or provided to be provided under or in accordance with this document are exclusive of GST.

19.4	Recipient to pay an additional amount

If GST is imposed on any Supply made under or in accordance with this document and for which the consideration is not expressly stated to include GST, the Recipient of the Taxable Supply must pay to the Supplier an additional amount equal to the GST payable on or for the Taxable Supply.

19.5	Timing of GST payment

Subject to clause 19.6 the Recipient must pay the additional amount referred to in clause 19.4 at the same time as payment for the Taxable Supply is required to be made under or in accordance with this document or within five Business Days of the receipt of a Tax Invoice.

19.6	Tax invoice

The Supplier must deliver a Tax Invoice or an Adjustment Note to the Recipient at or before the time of the payment under or in accordance with this document before the Supplier is entitled to payment of an additional amount under clause 19.4. The Recipient can withhold payment of the amount until the Supplier provides a Tax Invoice or an Adjustment Note, as appropriate.

19.7	Reimbursement

If this document requires a party to pay for, reimburse or contribute to any expense, loss or outgoing (Reimbursable Expense) suffered or incurred by another party, the amount required to be paid, reimbursed or contributed by the first party will be the amount of the Reimbursable Expense net of Input Tax Credits (if any) to which the other party is entitled in respect of the Reimbursable Expense plus any GST payable by the other party.

19.8	Adjustment events

If at any time an Adjustment Event arises in respect of any Supply made by a party under this document, a corresponding Adjustment must be made between the parties in respect of any amount paid to the Supplier by the Recipient pursuant to clause 19.4 and payments to give effect to the Adjustment must be made and the Supplier must issue an Adjustment Note.

20.	Notices

20.1	Service of notices

A notice, demand, consent, approval, waiver or other communication under this document:

(a)	must be in legible writing and in English directed to the recipient’s address for notices specified in the Details (as varied by any Notice);

(b)	must be hand delivered, left at or sent by prepaid post or email to the recipient’s address for notices specified in the Details (as varied by any Notice); and

(c)	may be given by an agent of the sender.

20.2	Effective on receipt

A Notice given in accordance with clause 20.1 takes effect when received (or at a later time specified in it), and is taken to be received:

(a)	if hand delivered or left at the recipient’s address, on delivery;

(b)	if sent by prepaid post, on the third Business Day after the date of posting, or the seventh Business Day after the date of posting if posted to or from outside Australia; and

(c)	if sent by email, when received by the recipient’s email server (whether or not filtered or classified as unsolicited email or spam) unless the sender receives an automated message that delivery of the email has failed,

(d)	but if the delivery or transmission under paragraph (a) or (c) is outside Business Hours, the Notice is taken to be received at the commencement of Business Hours after that delivery, receipt or transmission.

20.3	Process service

Any process or other document relating to litigation, administrative or arbitral proceedings in relation to this document may be served by any method contemplated by this clause in addition to any means authorised by Law.

21.	Dispute resolution before commencement of proceedingS

(a)	A party must not commence court proceedings in respect of a dispute arising out of or in connection with this document, other than in respect of an Excluded Dispute (Dispute) unless it has first complied with the remainder of this clause 21.

(b)	If any Dispute arises, the party claiming that a Dispute has arisen must notify the other parties (giving details of the Dispute) and the parties must make every effort to resolve the Dispute by mutual negotiation followed by mediation in accordance with this clause 21.

(c)	During the seven day period after a notice is given under clause 21(b) (or such longer period agreed to in writing by the parties to the Dispute) (Initial Period), each party must use its best efforts to resolve the Dispute through mutual negotiation between a representative from each party with authority to agree to a resolution of the Dispute.

(d)	If the parties are unable to reach a resolution of the Dispute by mutual negotiation of their representatives by the end of the Initial Period, each party agrees that the Dispute must be referred for mediation in accordance with the mediation guidelines published by the Resolution Institute, at the request of either party, to:

(i)	a mediator agreed on by the parties; or

(ii)	if the parties are unable to agree on a mediator within seven days after the end of the Initial Period, a mediator nominated by the Resolution Institute.

(e)	The role of any mediator is to assist in negotiating a resolution of the Dispute. A mediator may not make a decision that is binding on a party unless that party has so agreed in writing.

(f)	Any information or documents disclosed by a party under this clause 21 must be kept confidential, and may not be used for any purpose except to attempt to resolve the Dispute.

(g)	Each party must bear its own costs of complying with this clause 21 and the costs of the mediator must be borne equally by the Founder Sellers, on the one hand, and the Buyer, on the other hand.

(h)	If a party has complied with clauses 21(a) to 21(d) (both inclusive) and the Dispute has not been resolved within 21 days from the end of the Initial Period, then any party may terminate the dispute resolution process by giving written notice to the other parties.

22.	Miscellaneous

22.1	Amendments

This document may only be amended in writing signed by each party.

22.2	Approvals, consents and exercise of rights

Except where this document expressly states otherwise, a party may:

(a)	in its absolute discretion, give conditionally or unconditionally or withhold any approval or consent under this document; and

(b)	exercise a right at its discretion and separately or concurrently with another right.

22.3	Assignment

A party may only assign this document or a right under this document with the prior written consent of each other party.

22.4	Costs

Subject to clause 22.5, each party must bear its own costs in relation to, and associated with, this document and giving effect to this document.

22.5	Duty

The Buyer must pay all Duty in respect of the execution, delivery and performance of this document.

22.6	Not used

22.7	Further action

Each party must, at its own expense, do everything reasonably necessary to give full effect to this document (including executing documents) and to use all reasonable endeavours to cause relevant third parties to do likewise.

22.8	No merger

Except where this document expressly states otherwise, the rights and obligations of the parties under this document do not merge on Completion.

22.9	Severability

If the whole or any part of a provision of this document is invalid or unenforceable in a jurisdiction it must, if possible, be read down for the purposes of that jurisdiction so as to be valid and enforceable. If however, the whole or any part of a provision of this document is not capable of being read down, it is severed to the extent of the invalidity or unenforceability without affecting the remaining provisions of this document or affecting the validity or enforceability of that provision in any other jurisdiction.

22.10	Survival

Any obligation of confidentiality in this document is independent and survives termination of this document. Any other term which by its nature is intended to survive termination of this document survives termination of this document.

22.11	Waiver

A party does not waive a right, power or remedy if it fails to exercise or delays in exercising the right, power or remedy. A single or partial exercise by a party of a right, power or remedy does not prevent another or further exercise of that or another right, power or remedy. A waiver of a right, power or remedy must be by Notice and signed by the party giving the waiver.

22.12	Relationship

Except where this document expressly states otherwise, this document does not create a relationship of employment, trust, agency or partnership between the parties.

22.13	Remedies cumulative

The rights, powers and remedies provided in this document are cumulative with and not exclusive of the rights, powers or remedies provided by Law independently of this document.

22.14	Governing law

This document will be governed by and construed in accordance with the Laws for the time being in force in the State of Victoria and the parties, by entering into this document, are deemed to have submitted to the non-exclusive jurisdiction of the courts of that State.

22.15	Counterparts

This document may be executed in counterparts and all executed counterparts together constitute one document.

22.16	Formation of Contract by Electronic Communications

(a)	A party may enter into an agreement (that is, communicate its offer or acceptance), on the terms of this document, by emailing or faxing a copy of this document signed by that party, to the other party.

(b)	A party may sign this document by an electronic signature that meets the requirements for signature in the Electronic Transactions (Victoria) Act 2000 (Vic).

(c)	A party communicating its offer or acceptance by email or fax is taken to have consented to the agreement documented in this document being formed by electronic communication.

22.17	Limitation of liability of trustee

(a)	Each party which is a trustee for a trust enters into this document only in its capacity as trustee of the relevant trust and in no other capacity. A liability arising under or about this document is limited to, and can be enforced against a trustee only to, the extent to which a trustee is entitled to be indemnified for the liability by the relevant trust or can be satisfied out of property and assets of the relevant trust out of which the trustee is entitled to be indemnified for the liability. These limitations of liability apply despite any other provisions of this document and extend to all liabilities and obligations in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to this document.

(b)	No party may sue any party which is a trustee for a trust in any capacity other than on behalf of the relevant trust, including seeking the appointment of a receiver, a liquidator, an administrator, or any similar person to the trustee (except for property of the relevant trust) or prove in any liquidation, administration or arrangement of or affecting the trustee (except for property of the relevant trust).

(c)	Clause 22.17 does not apply to any obligations or liabilities of a trustee to the extent that they are not satisfied because there is a reduction in the extent of the trustee’s indemnification out of the assets of the relevant trust as a result of the trustee’s dishonesty, negligence, wilful misconduct, breach of trust, breach of duty or fraud.

(d)	No act or omission of a trustee (including any related failure to satisfy its obligations or breach of representation or warranty under this document) will be considered dishonesty, negligence, wilful misconduct, breach of trust, breach of duty or fraud of the trustee under clause 22.17(c) to the extent to which the act or omission was caused or contributed to by any failure by the settlor of the relevant trust or any other person to fulfil its obligations relating to the relevant trust or by any other act or omission of the settlor of the relevant trust or any other person.

(e)	No attorney, agent, receiver or receiver and manager appointed under this document has authority to act on behalf of a trustee in a way which exposes the trustee to any personal liability and no act or omission of any appointed attorney, agent, receiver or receiver and manager will be considered dishonesty, negligence, wilful misconduct, breach of trust, breach of duty or fraud of the trustee under clause 22.17(c).

(f)	A trustee is not obliged to do or refrain from doing anything under this document (including, without limitation, incur any liability) unless the trustee’s liability is limited in the same manner as set out in clauses 22.17(a) to 22.17(e).

Execution

Executed as a deed.

EXECUTED by Virtus Digital Marketing Pty Ltd ACN 158 692 356 in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of director	Signature of director / company secretary

Name of director	Name of director / company secretary

EXECUTED by CXAI Australia Pty Ltd ACN 698 296 043 in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of director	Signature of director / company secretary

Name of director	Name of director / company secretary

EXECUTED by CXApp Inc. by its duly authorised representative in the presence of:

Signature of witness	Signature of duly authorised representative

KHURRAM SHEIKH
Name of witness	Name (BLOCK LETTERS)

SIGNED SEALED AND DELIVERED by Adam John Laurie in the presence of:

Signature of witness	Signature of party

Name of witness

SIGNED SEALED AND DELIVERED by Roberto D’Alessandro in the presence of:

Signature of witness	Signature of party

Name of witness

SIGNED SEALED AND DELIVERED by Adam Laurie as trustee for the Laurie Family Trust in the presence of:

Signature of witness	Signature of party

Name of witness

EXECUTED by Ardent Bridge Investments Pty Ltd ACN 665 215 912 as trustee for the D’Alessandro Family Trust in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of director	Signature of director / company secretary

Name of director	Name of director / company secretary

SIGNED SEALED AND DELIVERED by Roberto D’Alessandro and Jessica Lee Bridge as trustees for the Virtus Investment Fund in the presence of:

Signature of witness	Signature of Roberto D’Alessandro

Name of witness

Signature of witness	Signature of Jessica Lee Bridge

Name of witness

SIGNED SEALED AND DELIVERED by Glenn Allpress in the presence of:

Signature of witness	Signature of party

Name of witness

SIGNED SEALED AND DELIVERED by Penelope Allpress in the presence of:

Signature of witness	Signature of party

Name of witness

EXECUTED by Clerke Holdings Pty Ltd ACN 612 771 883 as trustee for the Chris Clerke Family Trust in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of sole director / company secretary

Name of sole director / company secretary

EXECUTED by Clerke Super Pty Ltd ACN 615 967 809 as trustee for Clerke Super Fund in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of sole director / company secretary

Name of sole director / company secretary

SIGNED SEALED AND DELIVERED by Craig Naidu as trustee for the Naidu Family Trust in the presence of:

Signature of witness	Signature of party

Name of witness

SIGNED SEALED AND DELIVERED by Robert Petreski as trustee for the Petreski Family Trust in the presence of:

Signature of witness	Signature of party

Name of witness

EXECUTED by RMMM Super Fund Pty Ltd ACN 629 726 496 as trustee for the RMMM Superannuation Fund in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of director	Signature of director / company secretary

Name of director	Name of director / company secretary

EXECUTED by TFS & AHD Pty Ltd ACN 622 210 940 as trustee for TFS & AHD Super Fund in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of director	Signature of director / company secretary

Name of director	Name of director / company secretary

SIGNED SEALED AND DELIVERED by Tom Shael in the presence of:

Signature of witness	Signature of party

Name of witness

EXECUTED by Dion Lovrecich Pty Ltd ACN 618 484 334 as trustee for Dion Lovrecich SMSF in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of director	Signature of director / company secretary

Name of director	Name of director / company secretary

SIGNED SEALED AND DELIVERED by Ali Irfanli as trustee for the Olivefarm Superannuation Fund in the presence of:

Signature of witness	Signature of party

Name of witness

SIGNED SEALED AND DELIVERED by Ilmars Draudins as trustee for Ilmars Draudins Self Directed Executive Retirement Fund in the presence of:

Signature of witness	Signature of party

Name of witness

SIGNED SEALED AND DELIVERED by Lester Abalos as trustee for Lester Abalos Super Fund in the presence of:

Signature of witness	Signature of party

Name of witness

EXECUTED by Pitigala Pty Ltd ACN 620 816 391 as trustee for TN3 Superannuation Fund in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of director	Signature of director / company secretary

Name of director	Name of director / company secretary

SIGNED SEALED AND DELIVERED by Thilanga Pitigala in the presence of:

Signature of witness	Signature of party

Name of witness

SIGNED SEALED AND DELIVERED by Emanuele Maragno in the presence of:

Signature of witness	Signature of party

Name of witness

EXECUTED by Swanleigh Nominees Pty Ltd ACN 114 874 609 as trustee for Swanleigh Nominees Superannuation Fund in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of director	Signature of director / company secretary

Name of director	Name of director / company secretary

EXECUTED by L & J Penn Investments Pty Ltd ACN 613 064 976 as trustee for The Penn Family Trust in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of sole director / company secretary

Name of sole director / company secretary

EXECUTED by L & J Penn Investments Pty Ltd ACN 613 064 976 as trustee for Penn Super Fund in accordance with section 127(1) of the Corporations Act 2001 (Cth):

Signature of sole director / company secretary

Name of sole director / company secretary

SIGNED SEALED AND DELIVERED by Nicholas Spiel in the presence of:

Signature of witness	Signature of party

Name of witness

SIGNED SEALED AND DELIVERED by Samantha Winnicki in the presence of:

Signature of witness	Signature of party

Name of witness

SIGNED SEALED AND DELIVERED by Ashley Brock in the presence of:

Signature of witness	Signature of party

Name of witness

SIGNED SEALED AND DELIVERED by Sheridan Draudins in the presence of:

Signature of witness	Signature of party

Name of witness

SIGNED SEALED AND DELIVERED by Kim Collins in the presence of:

Signature of witness	Signature of party

Name of witness

SIGNED SEALED AND DELIVERED by Julian Alexander in the presence of:

Signature of witness	Signature of party

Name of witness

SIGNED SEALED AND DELIVERED by Alexandre Piat in the presence of:

Signature of witness	Signature of party

Name of witness